SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                          Collins & Aikman Corporation
                (Name of Registrant as Specified in Its Charter)


                                 Not Applicable
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

     1) Title of each class of securities to which transaction applies:______________________________________________________________
     2) Aggregate number of securities to which transaction applies:______________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________________________________________________________

     4)   Proposed maximum aggregate value of transaction:______________________
     5)   Total fee paid:_________________
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:____________________
     2)   Form, Schedule or Registration Statement No.:__________________
     3)   Filing Party:____________________
     4)   Date Filed:_____________________

                             [Collins & Aikman Logo]

Collins & Aikman Corporation
250 Stephenson Highway
Troy, Michigan 48083

                                                                April ____, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Collins & Aikman Corporation to be held on May 16, 2002 at the Company's headquarters at 250 Stephenson Highway, Troy, Michigan 48083, at 11:00 a.m., Eastern Daylight Savings Time.

     You are urged to read carefully the formal notice of the meeting and the Proxy Statement which follow. After reading them, please sign, date and mail the enclosed proxy card so that your shares will be represented at the meeting. A prepaid return envelope is provided for this purpose.

     We look forward to seeing you at the meeting.

                                                     Sincerely,

                                                     /s/ Thomas E. Evans
                                                     Thomas E. Evans
                                                     Chairman of the Board
                                                     and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 16, 2002

To the Stockholders of COLLINS & AIKMAN CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of the holders of common stock, par value $0.01 per share (the "Common Stock"), of COLLINS & AIKMAN CORPORATION, a Delaware corporation (the "Company"), will be held on May 16, 2002 at the Company's headquarters at 250 Stephenson Highway, Troy, Michigan 48083, commencing at 11:00 a.m., Eastern Daylight Savings Time, for the purpose of considering and voting upon the following matters:

     I. the election of five directors to hold office until the 2005 Annual Meeting and thereafter until their successors are elected and qualified;

     II.  the approval of the Company's 2002 Employee Stock Option Plan;

     III. the approval of a proposal to effect a reverse split of the Company's Common Stock at a ratio of 2.5-for-1, if and when the Board of Directors determines that such a reverse split is in the best interests of the Company; and

     IV. such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 2, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Therefore, only holders of record of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Meeting.

     A complete list of stockholders entitled to notice of and to vote at the Meeting will be available at our offices at 250 Stephenson Highway, Troy, Michigan 48083, at least ten days prior to the Meeting. The list will also be available for inspection by stockholders at the Meeting.

     Stockholders are requested to sign and date the enclosed proxy card and return it promptly in the enclosed pre-addressed reply envelope, whether or not they plan to attend the Meeting, so that their shares may be represented. Any proxy may be revoked by filing with the Secretary of the Company, in care of the First Union Customer Information Service Center at the address set forth in the accompanying Proxy Statement, either a written notice of revocation bearing a later date than the proxy card or a subsequent proxy relating to the same shares at any time prior to the time the proxy is voted. Further, any person who has executed a proxy card and is present at the Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given.

                                      By Order of the Board of Directors,

                                                     /s/ Ronald T. Lindsay
                                                     ---------------------
                                                     Ronald T. Lindsay
                                                     Secretary

PLEASE EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

April _____, 2002

                                 PROXY STATEMENT


                          COLLINS & AIKMAN CORPORATION
                             250 Stephenson Highway
                              Troy, Michigan 48083

                         ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 16, 2002

General Information

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Collins & Aikman Corporation, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 16, 2002 at the Company's offices at 250 Stephenson Highway, Troy, Michigan 48083, commencing at 11:00 a.m., Eastern Daylight Savings Time, and at any adjournment or postponement thereof (the "Meeting").

     The presence, in person or by proxy, of stockholders holding a majority of the shares entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting.

     All shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company which are entitled to vote and are represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for the election of the five nominees for director named below (or if any nominee becomes unavailable, such other person as the Nominating Committee of the Board of Directors or the Company selects), for the approval of the Company's 2002 Employee Stock Option Plan, for the approval of the proposed one-for-two and one-half reverse stock split and in accordance with the Board of Directors' recommendations with respect to any other matter that may properly come before the Meeting.

     The Board of Directors has fixed the close of business on April 2, 2002 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Therefore, only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Meeting.

     Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by filing, with the Secretary of the Company (in care of the First Union Customer Information Service Center, Client Service Group, 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina,

28288-1153, Attention: Proxy Department) at any time prior to the time the proxy is voted, either a written notice of revocation bearing a later date than the proxy card or a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders commencing on or about April ___, 2002.

Voting Securities

     On the Record Date, 167,997,131 shares of Common Stock were outstanding. Only holders of Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting. Each stockholder of record is entitled to one vote for each share of Common Stock held on all matters to come before the Meeting.

Security Ownership of Management and Principal Stockholders

     Set forth in the table below is certain information as of March 12, 2002 regarding the beneficial ownership of equity securities of the Company by (i) persons who are known to the Company to own beneficially more than five percent (5%) of the Company's voting stock, (ii) directors of the Company (excepting Stephen V. O'Connell and Neil P. Simpkins, who resigned from the Board of Directors effective March 15, 2002), (iii) the executive officers of the Company named in the Summary Compensation Table set forth in this Proxy Statement (and referred to herein as the "Named Executive Officers") and (iv) the directors and executive officers of the Company as a group. Unless otherwise indicated, the beneficial owner has sole voting power and sole investment power over the securities shown below.

Title of Class                          Name of                    Amount and Nature             Percent
                                    Beneficial Owner            of Beneficial Ownership         of Class

Common Stock, par value      Brian Batey                                    0
$0.01 per share

                             Becker Ventures LLC                    4,000,000(2)                  2.4%
                             5755 New King Court
                             Troy, Michigan 48098

                             Blackstone Capital                    12,245,571(1)                  7.3%
                             Partners L.P.
                             345 Park Avenue
                             New York, NY

                             Charles E. Becker                     18,848,156(2)                 11.2%

                             Robert C. Clark                           80,000(3)                  *

                             Marshall A. Cohen                         10,000(3)                  *

                             Thomas E. Evans                        1,570,405(4)                  *

                             Heartland Industrial Partners         67,200,000(5)                 40.0%
                             L.P.
                             55 Railroad Avenue
                             Greenwich, CT

                             Cynthia L. Hess                                0(14)
                             Joan Fabrics Corporation              12,760,000(6)                  7.6%
                             100 Vesper Executive Park
                             Tyngsboro, MA

                             Timothy D. Leuliette                           0(14)

                             Ronald T. Lindsay                         86,109(7)                  *


                                      -4-


Title of Class                          Name of                    Amount and Nature             Percent
                                    Beneficial Owner            of Beneficial Ownership         of Class

                             Elkin McCallum                        12,859,000(6)                  7.7%

                             W. Gerald McConnell                            0(14)

                             Frank J. Preston                               0

                             Warren B. Rudman                          70,000(3)                  *

                             Rajesh K. Shah                           135,000(8)                  *

                             J. Michael Stepp                          75,167(9)                  *

                             David A. Stockman                              0(14)

                             Textron Inc.                          18,000,000(10)                10.7%
                             40 Westminster Street
                             Providence, RI

                             Daniel P. Tredwell                             0(14)

                             Samuel Valenti, III                            0(14)

                             Wasserstein/C&A Holdings,             13,199,800(11)                 7.9%
                             L.L.C.
                             1301 Avenue of the Americas
                             New York, NY

                             Reed A. White                            108,440(12)                 *
                             Executive officers and                17,121,540(13)                10.2%
                             directors as a group
                             (19 persons)

-------------------------

*    Less than one percent of shares of Common Stock outstanding.

(1) Of these shares (i) 2,064,270 shares are held directly by Blackstone Capital Partners L.P., a Delaware limited partnership ("Blackstone Partners"), the sole general partner of which is Blackstone Management Associates L.P. ("Blackstone Associates"), (ii) 497,401 shares are held directly by Blackstone Family Investment Partnership I L.P., a Delaware limited partnership ("BFIP"), the sole general partner of which is Blackstone Management Associates I L.L.C. ("BMA"), (iii) 43,714 shares are held directly by Blackstone Advisory Directors Partnership L.P., a Delaware limited partnership ("BADP"), the sole general partner of which is Blackstone Associates, and (iv) 9,640,186 shares are held directly by Blackstone Capital Company II L.L.C., a Delaware limited liability company, all the ownership interest of which is owned directly and indirectly by Blackstone Partners, BFIP and BADP.

(2) Such shares represent (a) 13,600,000 shares acquired by Mr. Becker as consideration for the Becker acquisition, (b) 848,156 shares acquired by Mr. Becker immediately following the closing of the Becker acquisition from one of the other former Becker shareholders, (c) 400,000 shares subject to presently exercisable warrants to purchase such common stock at $5.00 per share acquired by Mr. Becker as consideration for the Becker acquisition and (d) 4,000,000 shares to be acquired by Becker Ventures LLC ("Becker Ventures") as part of the financing for the TAC-Trim acquisition. Mr. Becker is the managing member of Becker Ventures and holds a controlling interest in Becker Ventures. Mr. Becker became a C&A director and Vice Chairman upon completion of the Becker acquisition.

(3) Represents shares underlying options granted under the 1994 Directors Stock Option Plan which (i) are vested or (ii) will vest within 60 days unless the director ceases to be a director prior to that time.

(4) Of these shares, (i) 245,000 are held directly, (ii) 65,405 shares are held indirectly in the Stock Fund of the 401(k) and Shadow Retirement Income Plans and (iii) 1,260,000 represent shares underlying options granted under the 1994 Plan which are vested.

(5) The 67,200,000 shares beneficially owned are indirectly owned by Heartland Industrial Associates L.L.C. as the general partner of each of the following limited partnerships, which hold the shares directly: (a) 814,190 shares are held directly by Heartland Industrial Partners (FF), L.P., a Delaware limited partnership, (b) 878,516 shares are held directly by Heartland Industrial Partners (E1), L.P., a Delaware limited partnership,
     (c) 528,052 shares are held directly by Heartland Industrial Partners (K1), L.P., a Delaware limited partnership, (d) 264,026 shares are held directly by Heartland Industrial Partners (C1), L.P., a Delaware limited partnership, and (e) 64,715,216 shares are held directly by Heartland Industrial Partners, L.P., a Delaware limited partnership.

(6) Of these shares (a) 12,760,000 shares were acquired by Joan Fabrics Corp. ("Joan") as a part of the consideration for the sale of Joan Automotive to us, (b) 75,000 shares were previously acquired by Mr. McCallum and his spouse and (c) 24,000 were shares previously acquired by the McCallum Family Foundation. The sole stockholder of Joan Fabrics is JFC Holding Trust, in which Elkin McCallum is the Trustee and has a 75% beneficial interest and his spouse, Donna McCallum, owns the balance. Mr. McCallum became a director of C&A upon the consummation of the Joan acquisition.

(7) Of these shares, (i) 7,300 are held directly, (ii) 44,924 represent shares underlying options granted under the 1993 Employee Stock Option Plan (the "1993 Plan") which are vested, (iii) 26,667 represent shares underlying options under the 1994 Plan which are vested and (iv) 7,218 shares are held indirectly in the Stock Fund of the 401(k) and Shadow Retirement Income Plans.

(8) Represents shares underlying options granted under the 1994 Plan which are vested.

(9) Of these shares, (i) 65,000 are held directly and (ii) 10,167 are held indirectly in the Stock Fund of the 401(k) and Shadow Retirement Income Plans.

(10) Such shares are beneficially owned by Textron Inc. ("Textron"). Under the purchase agreement for the acquisition of the trim division of Textron Automotive Company, Inc. ("TAC-Trim"), Textron has the right to designate a director to serve on the Collins & Aikman Corporation Board of Directors. As of this date, it has not yet identified the individual that it will designate. Accordingly, the table does not include the Textron designee, who is expected to disclaim beneficial ownership of all securities beneficially owned by Textron.

(11) Of these shares (i) 13,119,409 are held directly by Wasserstein/C&A Holdings, L.L.C. (the "Wasserstein L.L.C."), which is controlled by Wasserstein Perella Partners, L.P. ("WP Partners"), the sole general partner of which is Wasserstein Perella Management Partners, Inc. ("Wasserstein Management"), which is controlled by Cypress Capital Advisors, LLC ("CCA"), (ii) 18,000 are held directly by WPPN, Inc., an indirect subsidiary of WP Group, (iii) 45,000 shares are held directly 33% by each of three trusts for which Bruce Wasserstein, the Chairman and Chief Executive Officer of Wasserstein Management (who is also a director and stockholders of WP Group), is the Co-Trustee, (iv) 10,503 are owned directly by Bruce Wasserstein and (v) 6,887 are held by Bruce Wasserstein's descendants' trusts.

(12) Of these shares, (i) 101,774 represent shares underlying options granted under the 1993 Plan which are vested and (ii) 6,666 represent shares underlying options granted under the 1994 Plan and exercisable within 60 days.

(13) Excludes shares held by Heartland and its affiliates, Joan and its affiliates, Becker Ventures and its affiliates, Textron Inc. and its affiliates, Blackstone Partners and its affiliates and Wasserstein L.L.C. and its affiliates. Also excludes shares held by Brian Batey, Frank J. Preston and Rajesh K. Shah, who resigned their employment prior to March 12, 2002.

(14) As described under (4) above, all shares are beneficially owned by Heartland Industrial Associates, L.L.C. Mr. Stockman is the Managing Member of Heartland Industrial Associates, L.L.C., but disclaims beneficial ownership of such shares. Messrs. Leuliette, McConnell, Stepp, Tredwell and Valenti and Ms. Hess are also members of Heartland Industrial Associates, L.L.C. and also disclaim beneficial ownership of the shares.

Voting

     As of March 12, 2002, Heartland and its affiliates, Blackstone Partners and its affiliates and Wasserstein L.L.C., which is controlled by WP Partners, and its affiliates, Charles E. Becker and Becker Ventures, Elkin McCallum and Joan, and Textron and its affiliates (collectively, the "Investors") beneficially own or have the right to vote in the aggregate approximately 72.1% of the outstanding Common Stock. See "Voting Securities and Principal Stockholders" and "Information as to Nominees and Other Directors--Certain Relationships." The Investors have advised the Company that they intend to vote all such shares in favor of Proposals I, II and III. Accordingly, assuming that the Investors vote as indicated, the presence of a quorum at the meeting and the approval and adoption of Proposals I, II and III are assured.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation provides that the Board of Directors of the Company is divided into three classes serving staggered three-year terms. Five Class II directors will be elected at the Meeting, each to hold office until his or her term expires at the year 2005 Annual Meeting and until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. All the nominees except Mr. Dauch are currently directors of the Company. Proxies will be voted for the election of the nominees listed below and identified as Nominees for Election at the Meeting, unless contrary instructions are set forth on the proxy card. If any nominee shall be unavailable to serve as a director, proxies will be voted for the election of such other person or persons as the Nominating Committee of the Board of Directors or the Company may select. The Company is not aware of any circumstances likely to render any nominee unavailable. Ac-cording to the bylaws of the Company, directors shall be elected by a plurality of the votes cast. Therefore, the five persons receiving the greatest number of votes cast at the Meeting for the election of directors shall be elected as directors and abstentions and broker non-votes counted for purposes of determining whether a quorum is present will not affect the outcome of the election.

Information as to Nominees and Other Directors

     Set forth below, as of March 20, 2002, are the name, age and principal occupation or employment during the last five years of each nominee for election to the Board of Directors and all other directors whose terms have not expired. On March 15, 2002, Stephen V. O'Connell and Neil P. Simpkins resigned from the Board of Directors. Effective April 1, 2002, the Board of Directors by unanimous written consent decreased the number of members of the Board of Directors from fifteen to fourteen. None of the nominees or other directors is related to any executive officer or other director of the Company by blood, marriage or adoption. The affiliations between the Company and Heartland, WP Management, WP Group, WP & Co., Blackstone, Charles E. Becker, Becker Ventures, Elkin McCallum, Joan and Textron (as such terms are defined herein) are set forth under "Voting Securities and Principal Stockholders" and "Information as to Nominees and Other Directors--Certain Relationships."

    Management recommends that stockholders vote FOR the election of each of Messrs. Rudman, Valenti, Dauch and Cohen and Ms. Hess.

Nominees for Election at the Meeting--Class II Directors

Warren B. Rudman           Age 71. Mr. Rudman has been a director of the Company
                           since June 1995. Mr. Rudman has been a partner in the law firm of Paul, Weiss, Rifkind, Wharton & Garrison since January 1993. Mr. Rudman served as a United
                           States Senator from New Hampshire from 1980 through
                           1992 and as Attorney General of New Hampshire from
                           1970 until 1976. Mr. Rudman is also a director of the Chubb Corporation, Allied Waste, Boston Scientific and the Raytheon Company and an independent trustee of seventeen mutual funds of the Dreyfus Corporation.

Cynthia Hess               Age 45. Ms. Hess is the owner and CEO of Hess Group,
                           LLC. Prior to forming Hess Group in 2002, Ms. Hess was a senior managing director of Heartland
                           Industrial Partners. She was formerly Vice President of corporate quality for DaimlerChrysler, where she led the corporate strategy for quality improvement and facilitated quality plan execution. In her 22 years with DaimlerChrysler, Ms. Hess held various engineering, manufacturing and procurement supply positions. Ms Hess is also a director of Metaldyne
                           Corporation.

Samuel Valenti, III        Age 56. Mr. Valenti has been a director of the
                           Company since February 2001. He is a senior managing director of Heartland Industrial Partners, Chairman of Valenti Capital LLC, and has been a director of Metaldyne Corporation since January 2001, Mr. Valenti is a director of Masco Capital Corporation and has been its President since 1988. Mr. Valenti was formerly Vice President--Investments of Masco
                           Corporation, a home improvement and building products company. Mr. Valenti is also a director of Collins &
                           Aikman Products Co. ("Products"), a wholly-owned subsidiary of the Company.

David C. Dauch             Age 37. Mr. Dauch is currently manager, sales
                           administration of American Axle & Manufacturing, where he has been employed since 1995. In 1996 he became director of sales, GM full size truck program and was named vice president of sales and marketing in 1998. In 2001 he became vice president of manufacturing - driveline division.

Marshall A. Cohen          Age 67. Mr Cohen has been a director of the Company
                           since April 2001. Mr. Cohen has been Counsel at
                           Cassels Brock and Blackwell, a Canadian law firm, since October 1996. From 1988 until September 1996,
                           Mr. Cohen served as President and Chief Executive
                           Officer of The Molson Companies Ltd., a brewing company. Mr. Cohen is also a director of The
                           Toronto-Dominion Financial Group, Barrick Gold
                           Corporation, American International Group, Inc.,
                           Lafarge Corporation, SMK Speedy International Inc.,
                           The Goldfarb Corporation, Premcor Inc., The Quorum
                           Group (Vice Chairman), Haynes International, Inc.,
                           Metaldyne Inc. and Golf Town Canada Inc. Mr. Cohen serves on the Advisory Boards of The Blackstone Group and Heartland Industrial Partners, L.P.

                    Directors Whose Terms Expire at the 2003
                      Annual Meeting--Class III Directors

Charles E. Becker          Age 55. Mr. Becker has been a director since July
                           2001. For over 25 years, through 1998, Mr. Becker was the CEO and co-owner of Becker Group, Inc., a global automotive interiors components supplier. Becker
                           Group, Inc. was sold to Johnson Controls, Inc. in
                           1998. In January 1999, Mr. Becker re-acquired 10
                           North American plastic molding and tooling operations from Johnson Controls, which subsequently became
                           Becker Group, LLC. Mr. Becker is also the owner and chairman of Becker Ventures, LLC, which was established in 1998 to invest in a variety of business ventures, including the manufacturing, real estate and service industries.

Robert C. Clark            Age 58. Mr. Clark has been a director of the Company
                           since October 1994. Mr. Clark is Dean of the Harvard
                           Law School and Royal Professor of Law. Mr. Clark joined Harvard Law School in 1979 after four years at Yale Law School, where he was a tenured professor, and became Dean in 1989. Mr. Clark is a corporate law specialist and author of numerous texts and legal articles. Prior to his association with academia, he was in private practice with Ropes & Gray. Mr. Clark is also a director of American Lawyer Media Holdings, Inc. and American Lawyer Media, Inc. and a trustee of Teachers Insurance Annuity Association (TIAA).

David A. Stockman          Age 55. Mr. Stockman has been a director of the
                           Company since February 2001. Mr. Stockman is also a director of Metaldyne Corporation (formerly known as MascoTech, Inc.), a diversified industrial manufacturing company, and Springs Industries, Inc.
                           He is the senior managing director and the founder of Heartland Industrial Partners, L.P., a buyout firm established in 1999, focused on industrial buyouts and buildups. Prior to founding Heartland Industrial
                           Partners, he was a senior managing director of The
                           Blackstone Group L.P. and had been with Blackstone since 1988. Mr. Stockman also served as the director of the Office of Management and Budget in the Reagan
                           Administration, and represented Southern Michigan in the U.S. House of Representatives from 1976 to 1981.

Daniel P. Tredwell         Age 44. Mr. Tredwell has been a director of the
                           Company since February 2001. Mr. Tredwell is also a director of Metaldyne Corporation and Springs
                           Industries, Inc. He is a senior managing director and a co-founder of Heartland Industrial Partners, L.P.
                           He has more than a decade of leveraged financing experience. Mr. Tredwell served as a Managing
                           Director at Chase Securities Inc. from 1985 until early 2000. From 1980 to 1985, Mr. Tredwell was employed as the Press Secretary to U.S.
                           Representative Robert L. Livingston.

                       Directors Whose Terms Expire at the
                     2004 Annual Meeting--Class I Directors

Thomas E. Evans            Age 50. Mr. Evans has been Chairman of the Board and
                           Chief Executive Officer of the Company since April
                           1999. Previously, he was President of Tenneco
                           Automotive, an automotive supplier and a division of Tenneco, Inc., from 1995 until April 1999. Prior to that, Mr. Evans served for six years with Case
                           Corporation, a manufacturer of farm machinery and construction equipment and a subsidiary of Tenneco, Inc., in a series of senior management positions, the last being Senior Vice President of Worldwide
                           Operations. Prior to his employment with Case
                           Corporation, he spent sixteen years in the automotive industry with Rockwell International and Federal
                           Mogul Corporation. Mr. Evans is also a director of the Motor & Equipment Manufacturers Association, the
                           National Association of Manufacturers and the Institute of Textile Technology. Mr. Evans is also a director of Products.

Timothy D. Leuliette       Age 52. Mr. Leuliette was elected as a director of
                           the Company in February 2001 and has been a director of Metaldyne Corporation since November 2000. He is currently President and Chief Executive Officer of
                           Metaldyne Corporation. He is a co-founder of Heartland Industrial Partners. Prior to joining
                           Heartland Industrial Partners, Mr. Leuliette joined the Penske Corporation as President and Chief
                           Operating Officer in 1996. From 1991 to 1996 Mr.
                           Leuliette served as President and Chief Executive
                           Officer of ITT Automotive, an automotive company. He also serves on a number of corporate and charitable boards, including serving as director of The Federal
                           Reserve of Chicago, Detroit Branch.

Elkin McCallum             Age 58. Mr. McCallum was elected as a director of the
                           Company in September 2001. Mr. McCallum has been the
                           Chairman of the Board and CEO of Joan Fabrics
                           Corporation since 1989 and has also been the Chairman and CEO of Tyng Textiles LLC since 1996. Mr. McCallum is currently Vice Chairman of the Board of Trustees of Bentley College and chairman elect for the next academic year.

W. Gerald McConnell        Age 38. Mr. McConnell was elected as a director of
                           the Company in February 2001 and has been a senior managing director of Heartland Industrial Partners, L.P. since its founding in 2000. Mr. McConnell was formerly a managing director at Deutsche Bank Alex.
                           Brown (formerly Bankers Trust Co.), a banking firm, from 1997 until 1999. From 1991 until 1999, Mr.
                           McConnell specialized in leveraged finance and financial sponsor coverage at Deutsche Bank Alex.
                           Brown. Mr. McConnell also serves on the board of directors of Springs Industries, Inc.

J. Michael Stepp           Age 57. Mr. Stepp was elected as a director of the
                           Company in February 2001. Mr. Stepp was previously
                           Executive Vice President and Chief Financial Officer of the Company from April 1995 through December 1999.
                           From January 2000 through March 2000, Mr. Stepp was a consultant to the Company and was an independent mergers and acquisitions advisor from January 2000 through February 2001. Since March 2001, Mr. Stepp has been a senior managing director of Heartland
                           Industrial Partners, L.P. He is also a director of Products.


Certain Relationships and Related Transactions

Certain Relationships

Heartland

     Heartland is a private equity firm established in 1999 for the purpose of acquiring and expanding industrial companies operating in various industrial sectors of the American manufacturing economy that are well positioned for global consolidation and growth. Six of the Company's directors, Messrs. Stockman, Leuliette, Tredwell, Stepp and McConnell, are also employed by Heartland. As of March 12, 2002, Heartland beneficially owned approximately 43.5% of the outstanding Common Stock.

     The Company is a party to a services agreement with Heartland under which Heartland provides the Company with advisory and consulting services, including services with respect to developments in the automotive industry and supply markets, advice on financial and strategic plans and alternatives and other matters as the Company may reasonably request and are within Heartland's expertise. The services agreement terminates on the earlier of its tenth anniversary or the date upon which Heartland ceases to own Company shares equivalent to 25% of those owned by them on February 23, 2001. Pursuant to the agreement, the Company is obligated to pay to Heartland a $4 million annual advisory fee on a quarterly basis and to reimburse its out-of-pocket expenses related to the services Heartland provides to the Company. The Company has also agreed to pay a fee of 1% of the total enterprise value of certain acquisitions and dispositions. In connection with Heartland's initial investment in the Company on February 23, 2001, the Company paid Heartland a fee of $12 million and reimbursed it for the reasonable out-of-pocket expenses incurred in connection with that initial investment. A fee of $12.5 million is payable by the Company to Heartland as a result of its advisory services in connection with the acquisition of Textron Automotive Company Inc.'s trim division ("TAC-Trim"), which was consummated on December 20, 2001.

Blackstone and Wasserstein

     Blackstone Partners is a Delaware limited partnership formed in 1987 for the purpose of, among other things, (i) committing capital to facilitate corporate restructurings, leveraged buyouts, bridge financings and other investments and (ii) capitalizing affiliates that will engage in investment and merchant banking activities. The sole general partner of Blackstone Partners is Blackstone Associates, a Delaware limited partnership. At present, the business of Blackstone Associates consists of performing the function of, and serving as, the general partner of certain limited partnerships, including Blackstone Partners. One of the Company's directors, Mr. Simpkins, is also a member of Blackstone Management Partners L.L.C., which is the general partner of Blackstone Management Partners L.P. ("Blackstone Management"), and BMA, which is the general partner of BFIP.

     WP Partners is a Delaware limited partnership, the sole general partner of which is Wasserstein Management, which is controlled by CCA (fka Wasserstein & Co., Inc.). WP Partners was formed by Wasserstein Perella Group, Inc. ("WP Group") for the purpose of participating in merchant banking activities, including committing capital to the organization and consummation of private equity investments and leveraged buyout transactions. On January 3, 2001, WP Group merged with Dresdner Bank AG and spun off CCA, as a result of which Wasserstein Management and its affiliates are no longer affiliated with WP Group. Wasserstein Management serves as general partner of WP Partners and as such is engaged in managing WP Partners. Mr. O'Connell is also a director of Wasserstein & Co., LP, a newly created entity involved in merchant banking activities, which is affiliated with Wasserstein Management.

     In addition, in connection with Heartland's initial investment in the Company on February 23, 2001, the Company paid WP Partners an investment banking fee of $2 million. Wasserstein Perella Securities, Inc., a wholly-owned subsidiary of WP Group, has acted, and may in the future act, as agent for the Company in the repurchase from time to time of shares of Common Stock.

Charles E. Becker

     In July 2001, the Company completed the acquisition of Becker Group LLC. As a result of the Becker acquisition and a purchase of Common Stock immediately afterwards, Charles Becker became one of the Company's principal stockholders. Charles Becker became Vice Chairman and a member of the Company's board of directors upon closing of the Becker acquisition. The Company agreed to make $18 million in non-compete payments over five years to Mr. Becker at the time of the acquisition. In addition, Becker Ventures, an affiliate of Mr. Becker, acquired additional shares of Common Stock as part of the financings in connection with the acquisition of TAC-Trim at a price of $5.00 per share. See the information under the heading "Principal Stockholders" for a discussion of Mr. Becker's beneficial ownership of Common Stock.

Elkin McCallum

     In September 2001, the Company completed the acquisition of Joan Automotive Industries, a leading supplier of body cloth to the automotive industry, and all of the operating assets of Joan's affiliated year dying operation, Western Avenue Dyers, L.P. As a result of the Joan acquisition, Joan Fabrics Corporation, a company controlled by Elkin McCallum, became a principal stockholder of the Company. Upon completion of the Joan acquisition, Mr. McCallum because a member of the Company's board of directors. See "Principal Stockholders" for a discussion of Joan Fabrics' and Mr. McCallum's beneficial ownership of Common Stock.

Certain Agreements and Transactions

Blackstone/Wasserstein/Heartland Stockholders Agreement

     The Company is a party to a stockholders agreement (the "Initial Stockholders Agreement") with Heartland and certain affiliates (the "Heartland parties"), Blackstone and certain of its affiliates (the "Blackstone parties") and the Wasserstein L.L.C. and certain of its affiliates (the "Wasserstein parties"). The Initial Stockholders Agreement contains (i) rights of first refusal on private sales of Common Stock by the Blackstone parties and the Wasserstein parties in favor of the Heartland parties, (ii) tag-along rights in favor of the Blackstone parties and the Wasserstein parties in the event of certain transfers of Common Stock by Heartland and (iii) for so long as Heartland has a right to designate directors, a drag-along right enabling Heartland to cause the Blackstone parties and Wasserstein parties to sell all of their Common Stock with Heartland when Heartland is selling all of its Common Stock to a third party (including by merger). The Initial Stockholders Agreement further provides that the stockholder parties thereto will vote their Common Stock to ensure that seven members of the Company's board will be designated by Heartland, one by the Wasserstein parties and one by the Blackstone parties, in each case so long as each of Heartland, the Wasserstein parties and the Blackstone parties (in each case, together with its affiliates) continue to beneficially own at least 25% of the Common Stock owned by them as of February 23, 2001. In addition, there must be three independent directors not otherwise affiliated with the Company, the Blackstone parties, the Wasserstein parties or Heartland. The Company's chief executive officer will also serve as a director. Certain rights inure to the benefit of, and certain obligations bind, subsequent transferees of Common Stock, but none of the rights or obligations apply to public sales, whether under Rule 144 or under a registration statement.

     The Initial Stockholders Agreement also contains certain restrictions on the Company's ability to enter into transactions with Heartland and its affiliates. The Company and its subsidiaries may not enter into any such transaction or series of related transactions involving payments or other consideration in excess of $500,000 without the consent of (i) each of the Blackstone parties and the Wasserstein parties, so long as each holds at least 25% of the Common Stock held by it as of February 23, 2001, for so long as Heartland and its affiliates directly or indirectly beneficially own at least 50% of the outstanding Common Stock and (ii) a majority of the members of the board who are disinterested with respect to the particular transaction and were not designated for election by Heartland so long as Heartland and its affiliates own at least 25% of the Common Stock owned by them on the date of the Initial Stockholders Agreement. The restrictions described above will not apply to (i) an advisory fee on certain acquisitions and divestitures by the Company in an amount not exceeding 1% of the enterprise value thereof and related out-of-pocket fees and expenses, (ii) transactions involving the sale, purchase or lease of goods and services in the ordinary course of business and on an arms-length basis between the Company and portfolio companies of Heartland in an amount involving not more than $1.25 million in any transaction, and (iii) certain other transactions.

Becker/Joan/Heartland Stockholders Agreement

     There is also a stockholders agreement (the "Becker/Joan Stockholders Agreement") among Charles E. Becker, Michael E. McInerney and Jens Hohnel (the "Becker parties"), Joan Fabrics Corporation, JFC Holdings Trust, Mr. Elkin McCallum and Donna McCallum (the "Joan parties), the Heartland parties and C&A. The Becker/Joan Stockholders Agreement contains (i) rights of first refusal on private sales of Common Stock by the Becker parties and the Joan parties in favor of the Heartland parties, (ii) tag-along rights in favor of the Becker parties and the Joan parties in the event of certain transfers of Common Stock by Heartland and (iii) for so long as Heartland has a right to designate directors, a drag-along right enabling Heartland to cause the Becker parties and Joan parties to sell all of their Common Stock with Heartland when Heartland is selling all of its Common Stock to a third party (including by merger).

     The Becker/Joan Stockholders Agreement further provides that the Becker parties, the Joan parties and Heartland will each vote their Common Stock to ensure that Charles E. Becker and Elkin McCallum are each members of the Company's board of directors, so long as the Becker parties and the Joan parties, respectively, continue to hold shares representing 25% of the Common Stock originally acquired by them. The Becker/Joan Stockholders Agreement also provides that the Becker parties will vote their shares in favor of the election of Heartland's designees to the Company's board of directors and the TAC-Trim acquisition. Certain rights inure to the benefit of, and certain obligations bind, subsequent transferees of Common Stock, but none of the rights or obligations apply to public sales, whether under Rule 144 or under a registration statement.

Charles E. Becker Transactions

     In June 2001, the Company entered into sale-leaseback transactions with each of New King, L.L.C. ("New King") and Anchor Court, L.L.C. ("Anchor Court"), which are affiliates of Becker Ventures LLC. Becker Ventures is controlled by Charles Becker, a Company director. See the information under the heading "-- Other Information -- Effect of Transactions with Related Parties."

     In connection with these sale-leaseback transactions, C&A Products sold and contemporaneously leased back real property located in Troy, Michigan and Plymouth, Michigan from New King and Anchor Court, respectively, for net proceeds of $15.1 million in aggregate. The initial lease term in each transaction is 20 years and each lease has two successive ten-year renewal options. The basic rent for the Troy, Michigan property is $1.3 million per year, and the basic rent for the Plymouth, Michigan property is $.5 million per year. The rental rates in each case are subject to adjustment after expiration of the initial term.

     The purpose of these sale-leaseback transactions was to reduce the Company's outstanding debt. The Company believes that the terms of the sale-leaseback transactions with Becker Ventures are on terms substantially similar to those which could have been negotiated in arms-length transactions of the same type. These sale-leaseback transactions were authorized by the independent members of the Company's board of directors.

     In connection with the Becker acquisition, the Company entered into a lease agreement with Becker Ventures for the Company's headquarters at 250 Stephenson Highway, with the effective date of the lease being January 1, 2002. In March, 2002, the Company entered into lease agreements with Becker Ventures, effective January 1, 2002, for 150 Stephenson Highway and 350 Stephenson Highway. The base rent for all three premises is $13.25 per sq. ft. Total square footage for all three locations is approximately 286,000. The leases have 20 year terms, and we have two five-year renewal options.

     Collins & Aikman Products Co. is also party to a lease with an affiliate of Becker Ventures for five manufacturing facilities totalling 884,000 square feet. The current term of the lease is ten years, and the base rent for all of the facilities is $3.6 million per year. The Company is currently negotiating with the landlord to extend the term of the lease for at least an additional ten years.

Elkin McCallum Transactions

     In connection with the Joan acquisition (as described above under the heading "--Certain Relationships"), the Company entered into a Supply Agreement dated September 21, 2001 (the "Supply Agreement") with Main Street Textiles, L.P. ("Main Street"). Main Street is controlled by Elkin McCallum, a director of the Company. Under the Supply Agreement, the Company agreed to purchase all of its requirements for flat woven automotive fabric from Main Street for a five year period beginning on the date of the Supply Agreement. The prices which the Company will pay for fabric under the agreement will equal the costs of the raw materials plus an amount which represents Main Street's standard labor and overhead costs incurred in manufacturing fabric for us. During the term of the Supply Agreement, Main Street is prohibited from manufacturing automotive fabric products for third parties without the Company's prior consent but may sell seconds and close-out items in bona fide transactions. The Supply Agreement is also terminable by mutual written consent, upon the occurrence of certain events of bankruptcy, the appointment of a receiver or trustee, an assignment for the benefit of creditors, or in the event of a material breach. In addition, either party may terminate the Supply Agreement upon 270 days prior notice to the other party in the event that the parties are unable to agree on the pricing of fabric covered by the Supply Agreement.

     The Company is also a party to a Transition Services Agreement dated September 21, 2001 with Joan Fabrics Corporation ("Joan Fabrics"), another company controlled by Mr.

McCallum. Under this agreement Joan Fabrics will provide C&A Products with transitional and support services for a period not to exceed twelve months in order to support the continued and uninterrupted operation of the businesses acquired by C&A Products in the Joan acquisition. As a part of these services, pending the Company's disassembly and removal of machinery and equipment that the Company purchased from Joan Fabrics, Joan Fabrics will use that machinery and equipment to manufacture for us all of the Company's requirements for some types of knitted and woven automotive fabrics. The terms of the Company's agreement with respect to this fabric production are substantially similar to those under the Supply Agreement.

     Mr. McCallum became a related party as a result of the Joan acquisition. The terms of the Supply Agreement and the Transition Agreement were reached through arms-length negotiations prior to Mr. McCallum becoming a related party.

     On April 12, 2002, the Company signed and closed on a merger agreement with Mr. McCallum and Southwest Railroad Inc., a company wholly-owned by Mr. McCallum, pursuant to which Southwest Railroad Inc. was merged into a wholly-owned subsidiary of the Company. As consideration in the transaction, Mr. McCallum received approximately one million shares of Common Stock and approximately $2.5 million in cash. Pursuant to the merger agreement, debt owing to Mr. McCallum by Southwest Railroad Inc. of approximately $6.7 million was also repaid.

Textron Transactions

     Sale-Leaseback Transactions. Prior to the TAC Trim acquisition, TAC-Trim entered into an $86.9 million sale and leaseback transaction (the "Textron Leasing Transaction") with two separate single purpose affiliates of Textron Financial Corporation, as lessor and purchaser, with respect to a portfolio of manufacturing equipment situated in different locations throughout the United States and Canada. Payments under the Textron leasing transaction are guaranteed by C&A Products and secured by a first perfected mortgage lien over certain real property with a value equal to $25 million. Each lease is for an initial term of three years with three one-year renewal options. As is customary, the documentation for the Textron leasing transaction incorporates covenants by reference, from the Company's credit facility, that may be amended or waived by the senior lenders, and also contain events of default. See the information under the heading "-- Other Information -- Effect of Transactions with Related Parties."

     License Agreements. In connection with the TAC-Trim acquisition the Company acquired intellectual property rights to various products and processes including the patented Intellimold(TM) injection molding control process for use in its business. The Intellimold(TM) patents are related to methods and/or apparatus for injection molding. TAC-Trim has also devel-oped certain skin materials and compounding solutions that provide the capability to design cost-effective materials with outstanding performance and aesthetic qualities. Examples of these materials include Envirosoft(TM) castable thermoplastic materials, high performance PVC alloys, high-definition grain and texture formulation and vacuum thermoplastic applications. TAC-Trim has also developed the Invisitec(TM) invisible passenger air bag system, which provides improved appearance and craftsmanship at reduced cost. Invisitec(TM) systems, which integrate the air bag door with the panel and top cover, have been commercialized for soft-cast and vacuum-formed panels and hard injection molded instrument panels. In total, TAC-Trim holds approximately 270 U.S. and approximately 1200 foreign active patents and has approximately 350 patents pending. The intellectual property acquired in the TAC-Trim Acquisition is subject to certain limitations on the Company's use and creates continuing obligations to Textron.

     As part of the TAC-Trim acquisition, the Company entered into three intellectual property license agreements with Textron. In two of these agreements, the Company licensed back to Textron certain intellectual property that was acquired in the transaction (the "Intellimold Agreement" and the "Licensed-Back IP Agreement"). In the third agreement, the Company licensed from Textron other intellectual property that it did not acquire in the transaction (the "Retained IP Agreement"). The Company is providing general descriptions of these agreements although these descriptions do not contain all the material terms in the contracts.

     In all three agreements, the ability to use the intellectual property is limited based on whether the proposed use falls inside or outside a defined field of automotive products (the "Restricted Field").

     In the Intellimold Agreement, the Company gave Textron an exclusive worldwide, perpetual, irrevocable license to use outside the Restricted Field its rights in the Intellimold process and any enhancements developed by it. Textron was also granted a royalty-free, worldwide, perpetual, irrevocable license to use the Company's rights in the Intellimold process and any enhancements developed by the Company within the Restricted Field solely in connection with its and certain affiliates' manufacturing, sales and development operations. The Intellimold Agreement also includes an exclusive, royalty-free, worldwide, perpetual, irrevocable license for the Company to use within the Restricted Field any enhancements to the Intellimold process developed by Textron. In the Licensed-Back IP Agreement, the Company granted Textron a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license to use solely outside the Restricted Field certain intellectual property including over 50 U.S. patents on air bag related products. In the Retained IP Agreement, Textron granted to the Company a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license to use solely within the Restricted Field certain intellectual property. These patents could have applicability to the automotive industry but such use is somewhat secondary to the use of such technology outside the automotive field.

     Common Stock Registration Rights Agreement. In connection with the TAC-Trim acquisition, the Company entered into a common stock registration rights agreement which provides that Textron will have rights to demand registration under the Securities Act of shares of Common Stock held by it at various times. In addition, it will have piggy-back registration rights in the event the Company registers shares of Common Stock for its own account or for the account of any of the Company's other stockholders. The common stock registration rights agreement contains customary provisions regarding lock-ups, holdbacks, payment of expenses, indemnification and contribution.

     Transition Agreement. In connection with the TAC-Trim acquisition, the Company entered into a transition agreement with Textron. The transition agreement facilitated the transition of certain aspects of the businesses which the Company acquired from Textron. Pursuant to the transition agreement, the Company and Textron have agreed to provide reasonably requested assistance to ensure a smooth transition of ownership of TAC-Trim from Textron. Some of the matters covered by the transition agreement are:

     o the agreement by Textron to make available to employees and former employees of the subsidiaries which are acquired in the TAC-Trim acquisition certain benefit plans for up to nine months following the closing of the TAC-Trim acquisition, at the Company's cost;

     o the agreement by the Company and Textron to supply each other with certain products and components for specified periods;

     o the Company's agreement to sublease to Textron certain property in Troy, Michigan through December 31, 2004;

     o the agreement by Textron, upon the Company's written request, to arrange for AT&T Solutions, Inc. and Electronic Data Systems Corporation to provide certain support services for the subsidiaries which were acquired in the TAC-Trim acquisition for certain specified periods; and

     o the agreement by the Company and Textron to negotiate in good faith appropriate transition arrangements with respect to contracts, including payroll services, which are shared between the subsidiaries which were acquired in the TAC-Trim acquisition and Textron and its subsidiaries.

     Preferred Stock Registration Rights Agreement. The Company is a party to a preferred stock registration and other rights agreement with Textron concerning registration and other rights which the Company has granted to Textron with respect to the preferred stock consideration received by Textron in connection with the TAC-Trim acquisition.

     Italian Joint Venture Documents. As part of the TAC-Trim acquisition, the Company acquired a 50% interest in an Italian joint venture. On December 20, 2001, the Company entered into agreements relating to the Italian joint venture as follows: a joint venture and shareholders agreement principally pertaining to the governance of the joint venture, an administrative services agreement under which the Company will provide services to the joint venture for annual fees to the Company of approximately $3.2 million, an engineering and technical support agreement under which the Company will provide certain reimbursable support to the joint venture and a technology license agreement under which the Company will license certain patents and know-how to the joint venture for customary license fees.

     There are put and call provisions under the purchase agreement pertaining to the joint venture interests not owned by the Company. The arrangement permits Textron to require the Company to purchase Textron's interests in the joint venture for an aggregate of approximately $23.1 million, subject to an increase by $5.0 million under certain circumstances, after the third anniversary of closing. Additionally, the arrangement permits the Company to require Textron to sell its interests in the joint venture to the Company for fair market value following the third anniversary of the closing. The Company cannot be sure that it will have adequate liquidity to satisfy any put, or exercise any call, of the Textron interest.

     In addition, the Company's credit facility may restrict such further acquisition or any further financing of the joint venture. While the Company will be permitted, and required, to provide certain guarantees and letters of credit support, it may not be permitted to further finance the joint venture and this may adversely affect the value of the interests which the Company could be required to purchase at a fixed price in the future.

     Textron became a related party as a result of its receipt of the consideration in the TAC-Trim acquisition and the above-described agreements were reached through arms-length negotiations prior to TAC-Trim becoming a related party.

Meetings and Committees of the Board of Directors.

Meetings and Attendance

     In 2001, the Board of Directors held a total of four meetings and took action by unanimous written consent on eight occasions. Each incumbent director attended at least 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by the Committees on which the member served during 2001.

Committees of the Board

     The Board of Directors has designated the Audit Committee, which currently consists of Mr. Clark, Mr. Rudman and Mr. Cohen, the Compensation Committee, which currently consists of Mr. Stockman, Mr. Tredwell and Mr. Cohen, and the Executive Committee, which currently consists of Mr. Evans, Mr. Stockman and Mr. Tredwell. In addition, the Company's Restated Certificate of Incorporation provides for the Nominating Committee, which currently consists of all members of the Board of Directors other than Mr. Evans.

     The Audit Committee held seven meetings in 2001. The Audit Committee's function is to meet with the Company's independent public accountants and with management to make inquiries regarding the manner in which the responsibilities of each are being discharged. The Audit Committee reviews the scope of audit and non-audit assignments and related fees, the Company's accounting principles and the adequacy of internal controls. See "Report of the Audit Committee."

     The Compensation Committee had no meetings in 2001. The Compensation Committee's function is to determine compensation for executive officers of the Company and to decide matters and policies with respect to the compensation of such executive officers, including the entry into employment agreements and the grant of awards under, and administration of, the Company's option plans. The Compensation Committee is not entitled to award or authorize any compensation to be paid to any executive officer of the Company who is also a partner or employee of Heartland, Blackstone Partners, WP Partners or their affiliates. See "Compensation Committee Report on Executive Compensation."

     The Executive Committee had no meetings in 2001. The Executive Committee's function is generally to act on behalf of the Board of Directors during the intervals between meetings of the Board in the management of the business and affairs of the Company.

     The Nominating Committee took action by unanimous written consent on three occasions in 2001. The Nominating Committee's function is to nominate, by a majority vote thereof, persons for election to the Board of Directors at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidate's name, biographical data and qualifications, not later than the date by which stockholder proposals for action must be submitted. Pursuant to the Restated Certificate of Incorpo-ration of the Company, the Nominating Committee consists of all directors serving on the Board of Directors, excluding directors who are salaried employees of the Company.

                          REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting processes. The Board of Directors, in its business judgment, has determined that the members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a written Charter, a copy of which is attached to the Company's Proxy Statement for the annual meeting held in 2001. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements and expressing an opinion as to the fairness of the financial statements in conformity with generally accepted accounting principles.

     The Audit Committee met with the independent auditors, management and internal auditors to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent auditors prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Committee discussed with the independent auditors their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Committee discussed with and received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 confirming their independence. The independent auditors had full access to the Committee, including meetings with management present. The independent auditors had full access to the Committee, including meetings without management present.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

BY:  THE COLLINS & AIKMAN CORPORATION AUDIT COMMITTEE

         Robert C. Clark, Chair
         Warren B. Rudman
         Marshall A. Cohen

     Fees for all services provided by PricewaterhouseCoopers LLP for 2001 are as follows:

Audit Fees

     Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2001 and its limited reviews of the Company's unaudited consolidated interim financial statments were $1.0 million.

Financial Information Systems Design and Implementation Fees

     During the year ended December 31, 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

     In addition to the fees described above, aggregate fees of $5.4 million were billed by PricewaterhouseCoopers during the year ended December 31, 2001, primarily for the following professional services (in millions):

     Audit-related services (a)                        $3.7
     Income tax compliance and related tax services    $0.9
     Other (b)                                         $0.8

     (a) Audit related fees include fees for acquisition support activities, issuance of comfort letter and audits of the Company's employee benefit plans.

     (b)  Actuarial valuation services.

     As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2001 by PricewaterhouseCoopers LLP, the Company's independent auditors, is compatible with maintaining the auditor's independence.

     PricewaterhouseCoopers LLP expects to have a representative at the meeting who will have the opportunity to make a statement and who will be able to answer appropriate questions.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is responsible for the design, administration and oversight of all senior management compensation and benefit policies, plans, programs and agreements.

Executive Officer Compensation

     The Company's compensation programs for its executive officers are intended to attract and retain qualified executives for the Company, to recognize individual performance in conjunction with overall corporate performance and to link a significant portion of the compensation paid to executives with the Company's current and long-term performance. The Compensation Committee believes that these goals are best implemented by providing a compensation package consisting of three major components: base salary, short-term incentive compensation and long-term incentive compensation.

     The Compensation Committee is not empowered to award or authorize any compensation to be paid to any executive officer of the Company who is also a partner or employee of Heartland, Blackstone Partners, WP Partners or their affiliates. None of the Company's current executive officers, except Mr. Stepp who is the interim chief financial officer, is a partner or employee of Heartland, Blackstone Partners, WP Partners or their affiliates.

Base Salary

     When determining base salaries for the executive officers, the Compensation Committee considers the Company's retention needs, individual experience, individual and Company performance and individual responsibilities, the salaries of other officers and employees within the Company and management's recommendations. No relative weights are assigned to any factor. In addition, the Compensation Committee considers previously obtained, survey-based compensation data for companies of similar size with jobs similar to those of the Company in magnitude, complexity and scope of responsibility. While some of the companies identified in the peer group performance graph participate in these surveys, the Compensation Committee believes its competitors for executive talent are broader than this group due to the varied businesses in which its divisions compete for executive talent. As a matter of policy, base salaries are generally targeted at the 50th percentile of this broader group of automotive supply and general industry companies.

     Salaries of executive officers are reviewed periodically by the Compensation Committee, generally on a 12 to 18 month cycle. Salary adjustments are determined by subjectively evaluating the factors described in the previous paragraph.

     In the opinion of the Compensation Committee, competitive base salaries contribute to the Company's overall performance by attracting and retaining high quality management.

Short-Term Incentive Compensation

     The second major component of the executive compensation program is the Company's Executive Incentive Compensation Plan (the "Bonus Plan") adopted each year. The objectives of this plan are to:

          (a) Motivate key employees to achieve and exceed the Company's financial goals;

          (b) Maintain management's focus on the importance of earnings and cash flows;

          (c) Focus on annual business results to lead to improvement in shareholder value; and

          (d) Attract and retain key employees of the quality required to manage the Company's businesses successfully.

     Under the Bonus Plan, the Company's executive officers and other key employees who the Committee deems to be in a position to have an impact on the attainment of the earnings and cash flow goals of the Company and its operating divisions have the opportunity to earn annual performance bonuses. While the number of persons participating in the Bonus Plan varies from year to year, approximately 600 persons participated in 2001. The bonus pool for each group of participants is based on Earnings Before Taxes (EBT) and Free Cash Flow (FCF). At the beginning of the year, EBT/FCF goals are established for Threshold (lowest), Target (expected) and Maximum performance for each operating division; such EBT/FCF goals correspond with Threshold, Target and Maximum bonus levels established for each group of participants. The amount of bonus actually paid under the Bonus Plan to participants is initially calculated based on the extent to which unit performance meets or exceeds the predetermined goals, thereby linking pay and unit performance and can range from 75% (for Threshold) to 200% (for Maximum) of the target award. Department heads, operating unit presidents, human resources and the Chief Executive Officer may change the allocation of bonus amounts among individuals, but not the aggregate bonus pool awarded. The target award for executive officers ranges from 40% to 150% of base salary depending on the participant's position with a subsidiary of the Company. The 2001 targets required an improvement over 2000 results. Bonus calculations will be based, for operating unit participants, 70% upon the relevant operating unit performance and 30% upon general Company performance, and 100% upon general Company performance for corporate participants.

     Three of the current executive officers received a bonus for 2001 under the Bonus Plan. For two executive officers, the target bonuses equaled 50% of base salary, for two of such officers 40% of base salary and for the other such officer 150% of base salary. Bonuses actually awarded were 136%, 0%, 0%, 24% and 8% of annual base salary for all current executive officers. Messrs. Batey, Shah and Preston received payments described under "Executive Compensation--Employment Agreements" rather than bonuses under the 2001 Bonus Plan. The payments were determined based upon the provisions of their employment agreements, management's recommendations and the Committee's subjective judgment of what was appropriate.

Long-Term Incentive Compensation

     The third major component of the Company's executive compensation program is its long-term incentive compensation plans. Through the 1993 Plan and the 1994 Plan, the Company seeks to align the interests of key employees, at or above a level selected by the Committee in its subjective judgment (including all executive officers), more closely with those of the Company's stockholders, and to motivate and reward actions which lead to long-term value creation for stockholders. Stock option grants provide a direct link between any rewards executives may receive and the results achieved for stockholders. Stock options are intended to serve as compensation over a period of several years.

     Stock option grants were not made to any Named Executive Officer during 2001.

     Stock option grants are made based on the Committee's subjective evaluation of the duties and responsibilities of the individual, his or her present and potential contributions to the long-term growth and success of the Company, the number of options previously granted to such person, the number of options granted to persons in similar positions both at the Company and at other companies deemed comparable to the Company (based on the Committee members' knowledge of options granted by other companies), the number of options required to attract and retain qualified management personnel, the number of options remaining available for grant and management's recommendations. The Committee's policy is to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares at the date of grant. Such options provide only compensation if the price of the underlying shares increases. In addition, the Committee's policy is generally to grant options that vest over a specific period to provide the executive with an incentive to remain with the Company. The Committee's policy is also to provide new executives with options to attract them to the Company based on negotiations with new executives, management's recommendations and the Committee's subjective judgment primarily after reviewing the number of options granted to similar executives of the Company. The number of options granted in fiscal 2000 to executives was determined based on the above factors and the Committee's subjective judgment. Stock options granted to the Named Executive Officers during the last fiscal year and year-end option values of options granted to the Named Executive Officers are reflected in the tables provided below.

Termination and Other Benefits

     The Company generally determines termination benefits for executive officers based on the executive officer's employment agreement (if applicable), the Company's general severance policies for "exempt employees" (if applicable) or an agreement with the departing executive officer at the time of separation. The Committee's policy generally has been to have employment agreements and change-in-control agreements with each of the Company's executive officers to provide them with severance benefits. These benefits are intended to permit these executives to focus their attention on performing their duties to the Company, rather than on the security of their employment. The Company has also adopted a supplement to the Personal Savings Plan and an Excess Benefit Plan relating to the Employee's Pension Account Plan to provide the benefits the underlying plans would have provided to executives but for legal limitations under the Employee Retirement Income Security Act of 1974 and Internal Revenue Service regulations.

Chief Executive Officer Compensation

     The compensation of the Company's Chief Executive Officer is consistent with the compensation philosophy of the Company described above. Mr. Evans was paid a base salary of $735,000, based primarily on the Committee's subjective evaluation of Mr. Evans' experience and responsibilities, management's recommendation and survey-based compensation data. No particular weight was given to any of these factors. The terms of Mr. Evans' employment agreement are described under "Executive Compensation -- Employment Agreements" below.

     In addition to his base salary, Mr. Evans received annual incentive compensation under the Bonus Plan and the final $350,000 of his signing bonus due to a change in control. Mr. Evans' target bonus opportunity under the Bonus Plan was 150 percent of current annual base salary, with a maximum opportunity of 300 percent of current annual base salary. EBT/FCF goals have been established by the Compensation Committee at the beginning of each fiscal year; award calculations are based on the same factors as are bonuses for all executive officers. Mr. Evans received an annual bonus award of $1,000,000 in view of his leadership of the Company in regard to acquisitions and the integration thereof during 2001. Mr. Evans' signing bonus was determined based on the Committee's subjective judgment of the amount necessary to attract him to the Company.

     The Compensation Committee, in its sole discretion, determines the amount of any stock options to be granted to Mr. Evans based on the factors described above. During the most recent fiscal year no stock options were granted to Mr. Evans.

     The Compensation Committee believes the total compensation program for Mr. Evans is competitive with that provided by comparable companies, matches the responsibilities of his office and reflects his personal contributions to the Company's performance. Since joining the Company in April 1999, Mr. Evans has repositioned the focus of the Company as a global supplier of automotive interior systems, has developed a comprehensive corporate strategy of leveraging the Company's core competencies in acoustic technologies and design and styling excellence, has enhanced and accelerated the Company's restructuring program to reposition the Company and to reduce costs to better serve the needs of global customers and has relocated the Company headquarters to Troy, Michigan. Mr. Evans also initiated a series of acquisitions, including Joan, Becker and TAC-Trim, nearly doubling the Company's sales.

Deductibility of Compensation in Excess of $1 Million a Year

     In 1993, Congress enacted Section 162(m) of the U.S. Internal Revenue Code of 1986, effective for tax years beginning in 1994. This legislation precludes a public corporation from taking a federal income tax deduction for compensation in excess of $1 million per year for its chief executive officer and any of its four other highest paid executive officers required to be in the summary compensation table below (with exceptions for certain performance-based compensation), although "grandfather" provisions may apply to certain compensation arrangements that were entered into by a corporation before it was publicly held. In view of the grandfather provisions regarding going public in an initial public offering, this legislation did not limit the Company's tax deductions for executive compensation prior to fiscal 1994.

     The Company will continue to review its executive compensation practices and plans on an ongoing basis with respect to Section 162(m). Where it deems advisable, the Company will take appropriate action to preserve the tax deductibility of its executive compensation, but it believes the more important objective is maintaining competitive compensation. To retain highly skilled managers and remain competitive with other employers, the Compensation Committee retains the authority to authorize other payments, including salary and bonuses that would not be deductible for federal income tax purposes, including payments under the 2000 and 2001 Bonus Plans and the Company's stock option plans.

Compensation Committee of the Board of Directors of Collins & Aikman Corporation for the period reported:

David A. Stockman
Daniel P. Tredwell
Marshall A. Cohen

                        EXECUTIVE OFFICERS OF THE COMPANY

     The following is a list of the names and ages, as of March 28, 2002, of the executive officers of the Company and a description of all positions and offices with the Company held by each such person and each such person's principal occupations and employment during the past five years. All executive officers hold office at the pleasure of the Company's Board of Directors.

Name                       Age              Position
----                       ---              --------

Thomas E. Evans            50               Chairman of the Board and Chief Executive Officer
J. Michael Stepp           57               Chief Financial Officer (Interim)
Gerald E. Jones            56               Executive Vice President Global Manufacturing
                                            Operations, Fabrics
Millard L. King            57               Executive Vice President Global Manufacturing
                                            Operations, Carpet and Acoustics Systems
Bernd Lattemann            60               President and Managing Director European Operations
Ronald T. Lindsay          51               Senior Vice President, General Counsel and Secretary
Michael Mitchell           58               President Global Commercial Operations
Jerry Mosingo              50               Executive Vice President Global Manufacturing
                                            Operations, Plastics & Cockpit Systems
Jonathan L. Peisner        42               Senior Vice President, Treasurer
Jeff Rose                  42               Senior Vice President Global Product Development and Technology
Russell Stroud             59               Senior Vice President Global Supply Chain Management and Company-Wide
                                            Cost Optimization
Gregory Tinnell            41               Senior Vice President, Human Resources
Reed A. White              54               President of Collins & Aikman Dura Convertible Systems

     Thomas E. Evans has been Chairman of the Board and Chief Executive Officer of the Company since April 1999. Previously, he was President of Tenneco Automotive, an automotive supplier and a division of Tenneco, Inc., from 1995 until April 1999. Prior to that, Mr. Evans served for six years with Case Corporation, a manufacturer of farm machinery and construction equipment and a subsidiary of Tenneco, Inc., in a series of senior management positions, the last being Senior Vice President of Worldwide Operations. Prior to his employment with Case Corporation, he spent sixteen years in the automotive industry with Rockwell International and Federal Mogul Corporation. Mr. Evans is also a director of the Motor & Equip-ment Manufacturers Association, the National Association of Manufacturers and the Institute of Textile Technology. Mr. Evans is also a director of Products.

     J. Michael Stepp has been serving as Chief Financial Officer on an interim basis for the Company since the resignation of Mr. Shah on January 7, 2002. Mr. Stepp has been a director of the Company since March 2001 and is also a director of Products. Mr. Stepp will continue to serve as Chief Financial Officer of the Company until a successor to the office is elected by the Board of Directors. In his interim capacity, Mr. Stepp is receiving compensation from the Company of $1 per year.

     Gerald E. Jones has been Executive Vice President of Global Manufacturing Operations, Fabrics since November 2001 and an executive officer since March 2002. Mr. Jones, who has over 30 years of industry experience, joined the Company as a director of manufacturing in July 1995. From April 2000 until November 9, 2001, he was General Manager, Automotive Woven Fabrics.

     Millard L. King, Jr. has been Chief Operating Officer of U.S. Automotive Carpet Systems since January 1999 and an executive officer of the Company since March 2002. Mr. King joined the Company in 1971. Prior to his current position with the Company, Mr. King most recently held the positions of Vice President of Operations for Automotive Knit Fabrics and then Chief Operating Officer of the Automotive Knit and Woven Operations.

     Bernd Lattemann has been President and Managing Director of European Operations since January 2002 and an executive officer of the Company since March 2002. Mr. Lattemann has over 30 years sales and of manufacturing and automotive experience, including serving as an independent consultant from 1998 to 2002 and Chief Executive Officer from 1996 to 1998 for Becker Group Europe GmbH. Previously, Mr. Lattemann held several progressively responsible positions at SKF's Specialty Bearings Division.

     Ronald T. Lindsay has been Senior Vice President, General Counsel and Secretary and an executive officer of the Company since 1999. He has been Senior Vice President since 1999, Vice President 1988-1999, and since 1988, General Counsel and Secretary of Products.

     Michael Mitchell has been President, Global Commercial Operations since January 2002 and an executive officer of the Company since March 2002. Mr. Mitchell has over 40 years of industry experience, having previously held senior management positions at Chrysler Corporation and American Motors. He served as Executive Vice President, Business & Product Development from 1997 to 2002 and Executive Vice President of Engineering, Purchasing and Program Management from 1995 to 1997 for Textron Automotive Company.

     Jerry Mosingo has been Executive Vice President, Global Plastics and Cockpit Systems since January 2002 and an executive officer of the Company since March 2002. Mr. Mosingo has over 30 years of industry experience, and he was previously Executive Vice President of Manufacturing from 1999 to 2002 and Senior Vice President of Operations in 1999 for Textron. Previously, he served as Vice President of Quality from 1997 to 1999 and Director of Operations from 1992 to 1997 for A.O. Smith.

     Jonathan L. Peisner has been Senior Vice President and Treasurer since February 2002. Mr. Peisner joined the Company in 1999 as Senior Vice President of Communications and Investor Relations. From January 2000 until February 2002, he was Senior Vice President of Communications, Investor Relations and Business Planning. He has been an executive officer of the Company since February 2000. From 1997 until 1999, he was Director of Investor Relations and Business Planning for Lear Corporation, an automotive supplier, and from 1995 until 1997 he was director of Investor Relations. Mr. Peisner serves on the National Association of Manufacturers Public Affairs Steering Committee and the National Investor Relations Institute Small Cap Advisory Group.

     Jeff Rose has been Senior Vice President, Global Product Development and Technology since January 2002 and an executive officer of the Company since March 2002. Mr. Rose has 20 years of industry experience, and he previously served as Vice President of Technology for TAC-Trim, which he joined in 1995 as Director of Interior Trim Engineering. Prior to 1995, he worked for Toyota at their Technical Center in Ann Arbor, Michigan.

     Russell Stroud has been Senior Vice President, Global Supply Chain Management and Company-Wide Cost Optimization and an executive officer of the Company since March 2002. He has over 35 years of broad automotive experience with both OEMs and suppliers. Previously, he served as Vice President of Procurement from 2000 to 2002 and Vice President of Sales, Marketing and Strategic Planning from 1998 to 2000 for New Venture Gear and President & COO for Thyssen Steel Group from 1996 to 1998 and held progressively responsible positions at Chrysler Corporation.

     Mr. Gregory Tinnell has been Senior Vice President of Human Resources and an executive officer since April 2000. Previously, he was Vice President of Human Resources for the Company's southern and Mexican Operations, as well as Vice President of Global Compensation & Benefits. Tinnell joined the Company in 1995. Prior to Collins & Aikman, he served in various management positions with Sara Lee Corporation, Nabisco Foods Group and North American Refractories Company. Mr. Tinnell serves on the National Association of Manufacturers Human Resources Steering Committee.

     Reed A. White has been President of Dura Convertible Systems, Inc. (also known as Collins & Aikman Dura Convertible Systems) since 1994, has been employed thereby in various management positions since April 1985 and has been an executive officer of the Company since February 2000.

     See "Executive Compensation -- Employment Agreements" for a description of employment agreements with Messrs. Evans, Lindsay and White, pursuant to which they are required to be elected to the offices they currently hold. Additionally, Messrs. Lattemann, Mitchell, Mosingo, Stroud, King, Jones, Rose and Tinnell have employment agreements and Mr. Peisner has a severance benefit agreement pursuant to which they are required to be elected to the offices they currently hold.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for services rendered to the Company and its subsidiaries by (i) all individuals serving as the Company's Chief Executive Officer during 2001, (ii) the Company's four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of the fiscal year ended December 31, 2001 and (iii) up to two of the Company's former executive officers whose compensation would have been reported herein if they had been serving as executive officers of the Company at the end of the fiscal year (the individuals named in clauses (i), (ii), and (iii) being referred to herein as the "Named Executive Officers"). All compensation shown has been paid by Products or by a subsidiary of Products (although any options shown as awarded are for Common Stock of the Company). The Company does not separately compensate its executive officers for their duties as officers of the Company (except for any such options).

                           Summary Compensation Table

                                                           Annual Compensation
                                                                                               Securities      All Other
                                                Salary                     Other Annual        Underlying      Compensation
Name and Principal Position         Year (1)         ($)     Bonus ($)     Compensation(2)     Options (#)          ($)
---------------------------         --------    ----------------------     ---------------     -----------     --------

Thomas E. Evans                           2001      735,000  1,350,000(4)           [       ]               -         44,584(5)
Chairman of the Board and                 2000      729,167    175,000(6)              35,955          60,000            77,158
Chief Executive Officer(3)                1999      485,513  1,325,000(7)              28,508       1,200,000            19,950

Brian Batey                               2001      291,672             -                   0               -                 0
President, European                       2000      124,458       142,243                   0         100,000                 0
Automotive Systems(8)                     1999          N/A           N/A                 N/A             N/A               N/A

Ronald T. Lindsay                         2001      222,500        53,400              12,609               -          9,308(9)
Senior Vice President,                    2000      220,625             -                  52             N/A            12,830
General Counsel and                       1999      177,950       100,000                  63          40,000             8,385
Secretary

Frank J. Preston                          2001      400,000             -              34,657               -       172,644(10)

                                      -34-

                                                           Annual Compensation
                                                                                               Securities      All Other
                                                Salary                     Other Annual        Underlying      Compensation
Name and Principal Position         Year (1)         ($)     Bonus ($)     Compensation(2)     Options (#)          ($)
---------------------------         --------    ----------------------     ---------------     -----------     --------

Former President of North                 2000      270,449            -                  20         100,000             1,951
American Automotive                       1999          N/A       N/A                 N/A             N/A                   N/A
Interior Systems(11)

Rajesh K. Shah                            2001      345,000             -              15,851               -        14,837(12)
Executive Vice President &                2000      333,750                                48          35,000            21,654
Chief Financial Officer(13)               1999      130,769       200,000             N/A             100,000             2,887

Reed A. White                             2001      250,000        20,000              11,032               -        10,701(14)
President, Collins & Aikman               2000      237,500                               843          20,000            17,317
Dura Convertible Systems                  1999      188,333       200,000                 871         N/A                12,744

(1) The information given in this table is for the fiscal years indicated, rather than calendar years. 2001 indicates the fiscal year ended December 31, 2001. 2000 indicates the fiscal year ended December 31, 2000. 1999 indicates the fiscal year ended December 25, 1999.

(2) Total perquisites for each Named Executive Officer were less than the lesser of $50,000 or 10% of annual salary and bonus and, accordingly, the dollar value of such perquisites is not shown. The numbers shown for each Named Executive Officer reflect gross-ups for incremental federal and state income taxes related to such perquisites or relocation reimbursements. Perquisites for each Named Executive Officer may, but do not necessarily, include reimbursement for any of the following expenses: car; financial planning; executive fitness; executive physicals and medical; clubs and entertainment; and personal use of Company aircraft.

(3) Mr. Evans joined the Company as Chairman of the Board of Directors and Chief Executive Officer and was named an executive officer of the Company in April 1999. Prior to April 1999, Mr. Evans held no position with the Company or its subsidiaries.

(4) For 2001, Mr. Evans' bonus calculation includes a final $350,000 signing bonus payment made pursuant to his employment agreement, described under "Employment Agreements-- Thomas E. Evans."

(5) Amount for 2001 for Mr. Evans consists of (i) contributions in the amount of $39,060 to the non-qualified supplement (the "SPSP") and (ii) premiums in the amount of $4,570 and $954 paid for basic term life insurance and Accidental Death & Dismemberment insurance ("AD&D insurance"), respectively, under group life insurance policies.

(6) For 2000, Mr. Evans' bonus calculation includes a $175,000 signing bonus payment made pursuant to his employment agreement, described under "Employment Agreements-- Thomas E. Evans."

(7) For 1999, Mr. Evans' bonus calculation includes a $325,000 signing bonus payment made pursuant to his employment agreement, described under "Employment Agreements-- Thomas E. Evans."

(8) Mr. Batey joined the Company as President European Automotive Systems in August 2000. Prior to August 2000, Mr. Batey held no positions with the Company or its subsidiaries. His compensation is converted into USD as of 12/31/2001 (1(pound)=1.4515 USD). Mr. Batey resigned his employment effective February 28, 2002.

(9) Amount for 2001 for Mr. Lindsay consists of (i) contributions in the amount of $8,010 to the SPSP and (ii) premiums in the amount of $1,186 and $112 paid for basic term life insurance and AD&D insurance, respectively, under group life insurance policies.

(10) Amount for 2001 for Mr. Preston consists of (i) contributions in the amount of $19,800 to the SPSP, (ii) premiums in the amount of $2,486 and $368 paid for basic term life insurance and AD&D insurance, respectively, under group life insurance policies and (iii) a $150,000 incentive payment, described under "Employment Agreements-Frank J. Preston."

(11) Mr. Preston joined the Company as President of North American Automotive Interior Systems and was named an executive officer in April 2000. Prior to April 2000, Mr. Preston held no positions with the Company or its subsidiaries. Mr. Preston resigned his employment effective March 12, 2001.

(12) Amount for 2001 for Mr. Shah consists of (i) contributions to the SPSP in the amount of $12,420 and (iii) premiums in the amount of $2,145 and $272 paid for basic term life insurance and AD&D insurance, respectively, under group life insurance policies.

(13) Mr. Shah joined the Company as Executive Vice President and Chief Financial Officer and was named an executive officer of the Company in July 1999. Prior to July 1999, Mr. Shah held no positions with the Company or its subsidiaries. Mr. Shah resigned his employment effective January 7, 2002.

(14) Amount for 2001 for Mr. White consists of (i) contributions in the amount of $9,000 to the SPSP and (ii) premiums in the amount of $1,554 and $147 paid for basic term life insurance and AD&D insurance, respectively, under group life insurance policies.

                        Option Grants in Last Fiscal Year

     Shown below is information on grants of stock options made during the fiscal year ended December 31, 2001 to the Named Executive Officers.

                                                      Individual Grants
                        ------------------------------------------------------------------------------
                        Number of             % of Total
                        Securities            Options Granted to
                        Underlying Options    Employees in         Exercise Price    Expiration        Grant Date
Name                    Granted (#)           2001                 ($/sh)(1)         Date              Present Value ($)
----                    -----------------     ------------------   -----------------------------       -----------------

Thomas E. Evans                  0                     0                 N/A               N/A                 N/A
Brian Batey                      0                     0                 N/A               N/A                 N/A
Ronald T. Lindsay                0                     0                 N/A               N/A                 N/A
Frank J. Preston                 0                     0                 N/A               N/A                 N/A
Rajesh K. Shah                   0                     0                 N/A               N/A                 N/A
Reed A. White                    0                     0                 N/A               N/A                 N/A

------------------------

(1) "N/A" appearing in the table denotes not applicable since no options were granted to the Named Executive Officer.

                 Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

     Shown below is information with respect to the exercise of stock options during the last fiscal year and the year-end value of unexercised options to purchase Common Stock granted to the Named Executive Officers and held by them as of December 31, 2001.

                                                           Number of Unexercised            Value of Unexercised In-the-
                                                           Options/SARs at Fiscal           Money Options/SARs at
                                                                Year-End (#)                   Fiscal Year-End ($)
                                                           ----------------------           ----------------------------
                          Shares
                          Acquired on     Value
Name                      Exercise (#)    Realized ($)     Exercisable     Unexercisable    Exercisable      Unexercisable
----                      -------------   ------------     -----------     -------------    -----------      -------------

Thomas E. Evans                0               0            1,260,000               0        3,383,250               0
Brian Batey                    0               0               33,334          66,666           65,001         129,999
Ronald T. Lindsay              0               0               71,591          13,333          198,662(2)       26,833
Frank J. Preston          100,000         270,498                   0               0                0               0
Rajesh K. Shah                 0               0               78,334          56,666          137,022         110,290
Reed A. White                  0               0              108,441          13,333          269,652(2)       31,833(2)

(1) The value of in-the-money options is based on the difference between the exercise price of such options and the closing price of the Common Stock on the New York Stock Exchange on December 31, 2001 (the last trading day of the fiscal year ended December 31, 2000), which was $7.70.

(2) Some options were not in-the-money at fiscal year-end because the exercise price of such options exceeded the closing price of the Common Stock on the New York Stock Exchange on December 31, 2001.

                  Defined Benefit or Actuarial Plan Disclosure

     C&A Co. Plan. Provided certain eligibility requirements are met, at the end of each calendar month, pay credits are applied to a participant's account under the Collins & Aikman Corporation Employees' Pension Account Plan (the "C&A Co. Plan") based on the participant's length of credited service and compensation (as defined) during that month. For participants aged 50 or older, the monthly pay credit is based on either credited service and compensation or age and compensation, whichever results in the higher amount.

     The following chart sets forth how pay credits are determined under the C&A Co. Plan:

                                                                          Percentage of Compensation
                   Eligibility Requirements                             Used to Determine Pay Credits
         --------------------------------------------              ----------------------------------
          Years of                                               Up to 1/3 of the       Over 1/3 of the
      Credited Service        or         Age                     S.S. Wage Base         S.S. Wage Base

Less than 10                             Less than 50                    2.5%                   4.5%
10 - 14                                  50 - 54                         3.0%                   5.5%
15 - 19                                  55 - 59                         4.0%                   6.5%
20 - 24                                  60 - 64                         5.0%                   8.0%
25 or more                               65 or more                      6.0%                   10.0%

     The dollar amounts that result from these percentages are added together and the total is the pay credit for the month.

     In addition, interest credits are applied each month to the account balance. Participants make no contributions to the C&A Co. Plan. Employer contributions are 100% vested after five years of service or at age 65, whichever is earlier, and may vest under certain other circumstances as set forth in the C&A Co. plan. The estimated annual benefits payable upon retirement at normal retirement age under the C&A Co. Plan for Messrs. Evans, Lindsay, Preston, Shah, and White, assuming they use their account balances to purchase a single life annuity, are $6,459, $32,778, $2,861, $4,881, $17,243, respectively.
Participants in the C&A Co. Plan have the option, however, of receiving the value of their vested account in a lump sum following termination of employment.

     C&A Co. Excess Plan. The Excess Benefit Plan of Collins & Aikman Corporation (the "C&A Co. Excess Plan") works in conjunction with the C&A Co. Plan (which is described above) and provides to the employee any benefit which the C&A Co. Plan would have provided but for certain legal limitations under the Employee Retirement Income Security Act of 1974 and Internal Revenue Service regulations. The pay credits and interest credits are determined as described with respect to the C&A Co. Plan as if no legal limitations existed, and then this plan provides any benefit which is in excess of the benefit provided under the C&A Co. Plan. The estimated annual benefits payable upon retirement at normal retirement age under the C&A Co. Excess Plan for Messrs. Evans, Lindsay, Preston, Shah, and White are $45,529, $7,032, $3,256, $6,383 and $7,482,
respectively.

     C&A Co. SRIP. Participation in the Collins & Aikman Corporation Supplemental Retirement Income Plan (the "C&A Co. SRIP") is solely at the discretion of the Board of Directors of Products and is extended to a select group of key executives. The plan, which may be discontinued at any time, provides a participating employee with a retirement benefit at or after age 62 or between ages 55 and 61 on an actuarially reduced basis. A target benefit is first calculated for each employee based on Total Annual Compensation (final base salary plus the average of the bonuses paid for the last three fiscal years) and years of service at retirement. The benefit payable from the C&A Co. SRIP is determined as the excess of the target benefit over any pension benefits payable from Social Security and any other retirement plans spon-sored by the Company. An employee does not become vested in a benefit until (i) reaching age 55 and completing 10 years of service or (ii) reaching age 62.

     The following table shows, for specified compensation and years of service classifications, the hypothetical annual target benefits under the C&A Co. SRIP for employees retiring at age 65, assuming that the retiring participant elects a single life annuity.

                               PENSION PLAN TABLE

Total Annual
Compensation                                                      Years of Service
-----------------------------------------------------------------------------------------------------------------------------
                            10               15                20                25                30                35
                            --               --                --                --                --                --

     $100,000              $42,000          $51,000          $60,000            $60,000           $60,000            $60,000
      125,000               52,500           63,750           75,000             75,000            75,000             75,000
      150,000               63,000           76,500           90,000             90,000            90,000             90,000
      175,000               73,500           89,250          105,000            105,000           105,000            105,000
      200,000               84,000          102,000          120,000            120,000           120,000            120,000
      225,000               94,500          114,750          135,000            135,000           135,000            135,000
      250,000              105,000          127,500          150,000            150,000           150,000            150,000
      275,000              115,500          140,250          165,000            165,000           165,000            165,000
      300,000              126,000          153,000          180,000            180,000           180,000            180,000
      350,000              147,000          178,500          210,000            210,000           210,000            210,000
      400,000              168,000          204,000          240,000            240,000           240,000            240,000
      450,000              189,000          229,500          270,000            270,000           270,000            270,000
      500,000              210,000          255,000          300,000            300,000           300,000            300,000
      600,000              252,000          306,000          360,000            360,000           360,000            360,000
      700,000              294,000          357,000          420,000            420,000           420,000            420,000
      800,000              336,000          408,000          480,000            480,000           480,000            480,000
      900,000              378,000          459,000          540,000            540,000           540,000            540,000
    1,000,000              420,000          510,000          600,000            600,000           600,000            600,000
    1,100,000              462,000          561,000          660,000            660,000           660,000            660,000
    1,200,000              504,000          612,000          720,000            720,000           720,000            720,000
    1,300,000              546,000          663,000          780,000            780,000           780,000            780,000
    1,400,000              588,000          714,000          840,000            840,000           840,000            840,000
    1,500,000              630,000          765,000          900,000            900,000           900,000            900,000
    1,600,000              672,000          816,000          960,000            960,000           960,000            960,000
    1,700,000              714,000          867,000        1,020,000          1,020,000         1,020,000          1,020,000
    1,800,000              756,000          918,000        1,080,000          1,080,000         1,080,000          1,080,000
    1,900,000              798,000          969,000        1,140,000          1,140,000         1,140,000          1,140,000
    2,000,000              840,000        1,020,000        1,200,000          1,200,000         1,200,000          1,200,000
    2,100,000              882,000        1,071,000        1,260,000          1,260,000         1,260,000          1,260,000
    2,200,000              924,000        1,122,000        1,320,000          1,320,000         1,320,000          1,320,000
    2,300,000              966,000        1,173,000        1,380,000          1,380,000         1,380,000          1,380,000
    2,400,000            1,008,000        1,224,000        1,440,000          1,440,000         1,440,000          1,440,000
   $2,500,000           $1,050,000       $1,275,000       $1,500,000         $1,500,000        $1,500,000         $1,500,000

     All the Named Executive Officers except Mr. Batey participate in the C&A Co. SRIP. As of December 31, 2001, Mr. Evans had 6 years, 8 months of plan service, and at age 65, he will have had an estimated 21 years, 3 months of plan service. As of December 31, 2001, Mr. Lindsay had 15 years, 6 months of plan service, and at age 65, he will have had an estimated 28 years, 11 months of plan service. As of December 31, 2001, Mr. White had 16 years, 7 months of plan service, and at age 65, he will have had an estimated 27 years, 6 months of plan service. Mr. Preston resigned his employment in March 2001 and he has no vested benefits under the C&A Co. SRIP. Mr. Shah resigned his employment in January 2002 and he has no vested benefits under the C&A Co. SRIP.

Employment Agreements

     Thomas E. Evans. In April 1999, Products entered into an employment agreement with Mr. Evans, pursuant to which he serves as the Company's Chief Executive Officer and as Chairman of the Board of Directors. The agreement provides for an initial base salary of $700,000 and participation in any executive bonus plan with a target bonus of 100% of base salary then in effect and a maximum of 200% of base salary. The agreement also provides for participation in benefit plans as generally in effect for executive officers and such perquisites as the Compensation Committee deems advisable from time to time, which may include the use of company aircraft, use of company automobiles (and reimbursement for gas and maintenance charges), and luncheon club and country club membership dues. Under the C&A Co. SRIP, Mr. Evans has received credit for four years of past service under the executive retirement plan of his former employer, with additional benefit accruals to occur in accordance with such plan for years of service to the Company. Mr. Evans is also to receive an $850,000 signing bonus, $325,000 of which was paid in April 1999 and $175,000 of which is to be paid on each of the first three anniversaries of the commencement of his employment, subject to the terms and conditions of the employment agreement. Mr. Evans was granted options under the 1994 Plan for 1,200,000 shares, which options vest 33 1/3% on each of the first three anniversaries of the commencement of his employment. Under the agreement, Mr. Evans may not sell more than 60,000 shares of Common Stock in any three month period or more than 180,000 in any one year period, unless a change of control of the Company occurs. Upon a change of control of the Company, as defined in the agreement, which occurred in the first quarter of 2001, all options granted to Mr. Evans became fully vested and immediately exercisable, all benefits under the C&A Co. SRIP were fully vested and the unpaid portion of the signing bonus was paid to Mr. Evans. The agreement provides for employment for a period commencing April 22, 1999 and ending April 22, 2002. Thereafter, the agreement will be automatically renewed for additional one year periods unless Products or Mr. Evans provides 90 days prior written notice. In the event of involuntary termination for reasons other than cause or termination by Mr. Evans for good reason (a demotion for Mr. Evans' position or a significant reduction in his responsibilities, other than as a result of a sale or other disposition of assets of the company), the agreement provides for severance benefits equal to Mr. Evans' base salary then in effect for a period of two years from the termination date, plus if such ter-mination occurs during fiscal year 2000, two times the average of the target bonus for fiscal year 2000 and the greater of $575,000 and the actual bonus for fiscal year 1999. For fiscal year 2001 and thereafter, the additional amount shall be two times the average of the target bonus for the then fiscal year and Mr. Evans' actual bonus for the most recently completed fiscal year. Additionally, Mr. Evans would receive, in the event of involuntary termination for reasons other than cause, any unpaid portion of the signing bonus, the complete vesting and right to immediately exercise any options granted under the employment agreement, a pro rata portion of $575,000 or the target bonus for the then fiscal year, immediate and full vesting in all benefits under the C&A Co. SRIP, and one year after the termination date the restrictions on Mr. Evans' sale of Common Stock would expire. If Mr. Evans' employment is terminated due to his death or physical or mental disability, Products shall pay any unpaid portion of his signing bonus, any earned but unpaid bonus under the executive bonus plan, any unpaid salary prior to the termination date, one times his base salary on the termination date and, a ratable portion of the annual bonus he would have earned based on actual performance results for the current fiscal year. Additionally, a ratable portion of options granted to Mr. Evans under the agreement which would have vested on the next anniversary of the commencement date of his employment shall become vested and immediately exercisable based upon the period of service since the immediately preceding anniversary date of the commencement of his employment, and one year after the termination date, the restrictions on the sale of Mr. Evans' Common Stock would expire.

     Change of Control Agreements with Reed A. White and Ronald T. Lindsay. The Company has entered into letter agreements with Mr. White and Mr. Lindsay which provide for certain benefits if, during the period commencing three months prior to a Change in Control (as defined) of the Company and ending one year thereafter (or 45 days after notice of intent to constructively terminate employment, if later) (a "Change in Control Period"), (i) the executive's employment is involuntarily terminated other than for cause or (ii) there is a constructive termination of the executive's employment (which is a termination by the executive due to involuntary relocation, a material reduction in executive's total compensation and benefit package or a significant reduction in executive's responsibilities, position or authority). The benefits payable in a lump sum to the executive in such an event are as follows: (a) the executive's base salary through the date of termination; (b) a pro rata bonus equal to the executive's target bonus immediately preceding the Change in Control Period multiplied by a fraction, the numerator of which is the number of months in the year prior to termination and the denominator of which is twelve; (c) twenty-four months of base salary; and (d) two times the executive's target annual bonus in effect immediately preceding the Change in Control Period. The Company shall also (w) offer the executive an opportunity to purchase his Company automobile at its net book value, (x) deem the executive to continue as an employee of the Company for two years following termination for purposes of eligibility and vesting (but not benefit accrual) under retirement plans, (y) allow the executive to continue to participate in welfare benefit plans for two years (or until new employment) and (z) reimburse the executive for costs of continued coverage for executive and dependents under the Company's group health plans at the end of the welfare benefit continuation period described in (y). The letter agreements provide that any such benefits to an executive which constitute "Parachute Payments" under
Section 280G of the U.S. Internal Revenue Code of 1986 (the "Code") may be reduced so that the Company shall not be caused to have paid an "Excess Parachute Payment" under Section 280G of the Code. In addition, any lump sum payment shall be reduced by the amount of cash severance or salary continuation benefits paid to the executive under any other plan or policy of the Company or a written employment agreement between the Company (or one of its affiliates) and the executive.

     Rajesh K. Shah. In July 1999, the Company entered into a Severance Benefit Agreement with Mr. Shah for a period of two years ending July 25, 2001. In the event Mr. Shah's employment is terminated by the Company without cause or by Mr. Shah due to "constructive termination" prior to the expiration of the term of the agreement, Mr. Shah shall receive (i) any unpaid cash bonus for the prior fiscal year, (ii) accrued and vested benefits under the employee benefit plans sponsored by the Company, (iii) 1.5 times the executive's target bonus under the executive incentive compensation plan for the current fiscal year and (iv) the base salary for the greater of eighteen months or the remainder of the agreement.

     In March 2002, Mr. Shah entered into an agreement with Products which supersedes his Severance Benefit Agreement. Mr. Shah resigned his employment with Products effective January 7, 2002. Mr. Shah received a lump-sum payment in the amount of $425,000 and a monthly payment of $35,416 for a 12 month period ending January 31, 2003. Mr. Shah will be eligible to continue participation in the Company's medical plan, executive medical plan and use of one Company cell phone until he obtains employment and continuation of the perquisite allowance for an 18 month period. Pursuant to the agreement, all stock options awarded to the Employee while he was employed by the Company will be repriced at $5, will immediately vest and remain exercisable for one year after the Agreement Date. The agreement also contains provisions regarding noncompetition, nonsolicitation of employees and a general release by Mr. Shah.

     Brian Batey. In August 2000, Collins & Aikman Product GmbH entered into an employment agreement with Mr. Batey for an undefined period, subject to the terms and conditions of the agreement. The agreement provided for an initial base salary of 200,000 Pounds Sterling per year. Mr. Batey's target bonus under the annual executive incentive compensation plan was set at 50% of his base salary with a guaranteed cash bonus of 100,000 Pounds Sterling from the plan for the 2000 fiscal year. Mr. Batey was granted options under the 1994 Collins & Aikman Stock Option Plan for 100,000 shares of Common Stock, which would vest 1/3 after the first year, 1/3 after the second year and the remainder after the third year. The agreement provided for employee benefits and such other fringe benefits as were available to executives of the Company including an allowance of 1,000 Pounds Sterling for an automobile along with reimbursement of normal gasoline and maintenance charges. In the event Mr. Batey's employment was terminated by Products without cause or by Mr. Batey due to "constructive termination" prior to age 65, Mr. Batey would receive a monthly fixed salary multiplied by 15 plus a pro-rata target bonus. The compensation payment shall be paid as a lump-sum on the date of the expiration of the prohibition of competition period. Additionally, Mr. Batey would receive 50 percent of the contractual base salary remuneration per month for the 12 month prohibition of competition period.

     In February 2002, Mr. Batey entered into an agreement with Collins & Aikman Products GmbH which supersedes his employment agreement, whereby he resigned his employment with Products GmbH effective February 28, 2002. Under the agreement, Mr. Batey will receive 350,000 Pounds Sterling lump-sum payment and 31,060 Euro's net of income taxes to pay pension contributions for the INPDAI Pension Scheme for Managers in Italy. Additionally, Mr. Batey will receive a payment of 150,000 Pounds Sterling payable in 12 monthly installments for the non-competition and non-solicitation obligation. Mr. Batey received 100,000 stock options of which 33,334 previously vested and 33,333 stock options will vest on August 2002.

     Ronald T. Lindsay. In October 1999, Products entered into an employment agreement with Mr. Lindsay for a period of three years ending September 30, 2002, subject to the terms and conditions of the agreement. The agreement provides for an initial base salary of $215,000 per year. Mr. Lindsay's target bonus under the annual executive incentive compensation plan is set at 40% of his base salary. Pursuant to the agreement, Mr. Lindsay was granted options under the 1994 Plan for 40,000 shares of Common Stock, which vest 1/3 after the first year, 1/3 after the second year and the remainder after the third year. The agreement provides for employee benefits and such other fringe benefits as are available to executives of the Company, including the use of an automobile (and reimbursement for gas and maintenance charges) and country club membership. The agreement also provides for (i) reimbursement of reasonable expenses incurred by Mr. Lindsay in connection with the relocation from Charlotte, North Carolina to Troy, Michigan, and (ii) a one-time relocation allowance $50,000 (plus a gross-up of income taxes), payable in a lump sum upon completion of the purchase of a principal residence in the Troy, Michigan area. In the event Mr. Lindsay's employment is terminated by Products without cause or by Mr. Lindsay due to "constructive termination" prior to the expiration of the term of the agreement, Mr. Lindsay shall receive the greater of twelve months base salary or the remaining term of the agreement and a standard bonus payment. In such event, all outstanding stock options will immediately vest and remain exercisable for a period of 90 days after termination.

     Frank J. Preston. In March 2000, Products entered into an employment agreement with Mr. Preston for a period of three years ending April 30, 2003, subject to the terms and conditions of the agreement. The agreement provides for an initial base salary of $350,000 per year. Mr. Preston's target bonus under the annual executive incentive compensation plan is set at 50% of his base salary with a guaranteed cash bonus of no less than $87,500 for his participation in the annual executive incentive compensation plan during 2000. Pursuant to the agreement, Mr. Preston was granted options under the 1994 Plan for 100,000 shares of Common Stock, which vest 1/3 after the first year, 1/3 after the second year and the remainder after the third year. The agreement provides for employee benefits and such other fringe benefits as are available to executives of the Company, including the use of an automobile (and reimbursement for gas and maintenance charges) and country club membership. The agreement also provides for reimbursement of reasonable expenses incurred by Mr. Preston in connection with the relocation from Plymouth, Michigan to the Troy, Michigan area at any time during the first two years of the contract. In the event Mr. Preston's employment is terminated by Products without cause or by Mr. Preston due to "constructive termination" prior to the expiration of the term of the agreement, Mr. Preston shall receive the greater of twelve months base salary or the remaining term of the agreement and the average annual bonus paid for the 2 fiscal years prior to termination. In such event, all outstanding stock options will immediately vest and remain exercisable for a period of twelve months after termination.

     In March 2001, Mr. Preston entered into an agreement whereby he resigned his employment with Products on March 12, 2001. Mr. Preston will receive monthly payments through April 2003 at the rate of his base salary at the time of his resignation of $400,000 per year, and a lump sum payment in March 2001 of $41,000, net of income taxes and $150,000 annual incentive payment. Additionally through April 2003, Mr. Preston will be eligible to participate in the medical, prescription and dental plans as well as the executive medical benefit plan with an annual limit of $7,500. All stock option grants awarded to Mr. Preston vested in March 2001. The agreement also contains provisions regarding noncompetition, nonsolicitation of employees of Products and a general release by Mr. Preston.

     Reed A. White. In December 2000, Products entered into an employment agreement with Mr. White for a period of three years ending November 30, 2003, subject to the terms and conditions of the agreement. The agreement provides for an initial base salary of $250,000 per year. Mr. White's target bonus under the annual executive incentive compensation plan is set at 40% of his base salary. The agreement provides for employee benefit and such other fringe benefit as are available to executives of the Company including a perquisite allowance of $20,000 (plus a gross-up for income taxes) to be used for the lease/purchase of an automobile, associated automobile insurance, club memberships and financial planning. In the event Mr. White's employment is terminated by Products without cause or by Mr. White due to "constructive termination" prior to the expiration of the term of the agreement, Mr. White shall receive twenty-four months base salary and a standard bonus payment. In such event, all outstanding stock options will immediately vest and remain exercisable for a period of 90 days after termination.

Performance Graph

     The following graph compares the cumulative total stockholder return from December 27, 1996 through December 31, 2001 of (i) the Company, (ii) the S&P 500 and (iii) a peer group of companies selected by the Company (consisting of Lear Corporation, Magna International Inc., Johnson Controls, Inc., Superior Industries International Inc., Arvin Meritor, Inc., Dana Corporation, Eaton Corporation and Borg Warner Automotive Inc.) (the "Automotive Peer Group"). Dividend reinvestment has been assumed and, with respect to the companies in the Automotive Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization. The graph assumes an investment of $100 on December 27, 1996 in each of the Common Stock and the stocks comprising the S&P 500 and the Automotive Peer Group.

                             CUMULATIVE TOTAL RETURN
        Based upon an initial investment of $100.00 on December 27, 1996 with dividends reinvested


                                [GRAPH OMITTED]

----------------------------------------------------------------------------------------------------------------
                                     12/27/96     12/26/97     12/24/98     12/29/99     12/29/00      12/31/01
----------------------------------------------------------------------------------------------------------------
Collins & Aikman Corp.               $ 100.00     $126.83      $120.48      $104.70      $100.72       $138.36
----------------------------------------------------------------------------------------------------------------
S&P 500                                 100.00      123.74       162.04       192.70       174.46        151.70
----------------------------------------------------------------------------------------------------------------
Automotive Peer Group                   100.00      147.08         78.91      106.03         78.91       145.01
----------------------------------------------------------------------------------------------------------------

Compensation of Directors

     Under the Directors Plan, each non-employee director of the Company who is not affiliated with a major stockholder, and was not affiliated with a major stockholder at the time of his most recent election to the Board of Directors, receives an annual automatic grant of ten-year options for 10,000 shares of Common Stock each November. The options have a per share exercise price equal to the closing sales price of the Common Stock on the New York

Stock Exchange on the date of grant and are exercisable six months and one day after the date of grant. Any options not exercisable prior to a termination of directorship are canceled. Each such director also receives a fee of $55,000 per year, payable quarterly. Currently, only Mr. Clark, Mr. Rudman and Mr. Cohen are eligible to receive grants under the Directors Plan.

Compensation Committee Interlocks and Insider Participation

     From April 27, 2000 to February 23, 2001, the Compensation Committee was composed of Mr. Richard Lappin and Mr. O'Connell. From April 10, 2001 to March 15, 2002, the Compensation Committee was composed of Messrs. Stockman, O'Connell and Tredwell. Since April 1, 2002, the Compensation Committee has been composed of Messrs. Stockman, Tredwell and Cohen. None of Messrs. Lappin, Stockman, O'Connell, Cohen or Tredwell is or has been an employee of the Company or any of its subsidiaries, including Products, or is or has been separately compensated for serving as an officer of the Company or any of its subsidiaries, including Products. See "Compensation Committee Report on Executive Compensation." None of the executive officers who are separately compensated for serving as executive officers (or who received options) serve on the Compensation Committee.

     Mr. Lappin, who resigned as a director on February 23, 2001, is a Senior Managing Director of Blackstone. Mr. O'Connell, who resigned as a director on March 15, 2002, is a director of Wasserstein & Co., LP, which is affiliated with Wasserstein Management and which was formerly affiliated with WP Group. Messrs. Stockman and Tredwell are senior managing directors of Heartland Industrial Partners, L.P. See "Security Ownership of Management" and "Information as to Nominees and Other Directors-- Certain Relationships." Mr. Cohen is counsel at the Canadian law firm of Cassels Brock and Blackwell.

     Wasserstein Perella Securities, Inc. ("WP Securities"), a wholly-owned subsidiary of WP Group, has acted, and may in the future act, as agent for the Company in the repurchase from time to time of shares of Common Stock.

     For a description of the relationships of the Company or the Company's directors with any of Heartland, BGH, Blackstone Partners, Blackstone Management, WP Partners, WP & Co. or WP Management, see "Security Ownership of Management" and "Information as to Nominees and Other Directors -- Certain Relationships and Related Transactions" above.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange

Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company during or with respect to fiscal 2001, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 2001 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                   PROPOSAL II

            APPROVAL OF THE COMPANY'S 2002 EMPLOYEE STOCK OPTION PLAN

     The Compensation Committee of the Company and the Board of Directors of the Company have approved the submission of the Company's 2002 Employee Stock Option Plan ("2002 Plan") for approval at the 2002 annual meeting of stockholders of the Company. The following summary of the 2002 Plan is qualified in its entirety by express reference to the 2002 Plan, which is attached as Appendix A to this Proxy Statement.

     The purpose of the 2002 Plan is to provide key employees and executive consultants of the Company and its subsidiaries with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of key employees and executive consultants with the interests of stockholders of the Company and to facilitate attracting and retaining key employees and executive consultants of the Company.

     The vote required for approval of Proposal II is the affirmative vote of the holders of a majority of the total number of votes cast on the proposal at the annual meeting of stockholders. Abstentions, withheld votes and broker non-votes will not be deemed affirmative or negative votes in determining approval of this proposal, but will be counted in determining the number of shares of Common Stock present or represented by proxy in determining whether a quorum is present. The Board has approved the 2002 Plan subject to shareholder approval. In addition, the Board has terminated the 2000 Employee Stock Option Plan and no options were granted thereunder.

         SUMMARY OF THE PRINCIPAL TERMS AND CONDITIONS OF THE 2002 PLAN

     Shares Subject to Options. The 2002 Plan authorizes the issuance of up to 16,000,000 shares (6,400,000 shares in the event that the reverse stock split proposal is approved and effected see "Proposal III" below) of Common Stock, par value $0.01 per share, upon the exercise of incentive stock options ("ISOs") and nonqualified stock options ("NQSOs") granted to key employees and NQSOs granted to executive consultants of the Company under the 2002 Plan. Unless the 2002 Plan has terminated, shares covered by the unexercised portion of can-celed, expired or otherwise terminated options under the 2002 Plan would be available for option grants. The shares of Common Stock authorized for the 2002 Plan will be subject to adjustment in the case of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger or consolidation of the Company, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to the foregoing. Key employees are those active executive officers or other valuable employees of the Company that are selected by the Compensation Committee to participate in the 2002 Plan. Executive consultants are those executive-level consultants of the Company that are selected by the Compensation Committee to participate in the 2002 Plan. Non-United States employees may participate in the 2002 Plan, and modifications may be made to the terms and conditions of awards made under the 2002 Plan to comply with local laws. No director of the Company who is a managing director, general partner, limited partner, director, officer or employee of Heartland Industrial Partners, L.P. or their affiliates will be eligible to participate in the 2002 Plan. No ISO may be granted under the 2002 Plan after March 28, 2012.

     Options. In the case of ISOs, the exercise price of an option may not be less than 100% of the fair market value of a share of Common Stock at the time of grant (or 110% of such fair market value if the grantee owns more than 10% of the shares of Common Stock outstanding at the time of grant (a "Ten Percent Shareholder")). NQSOs issued pursuant to the 2002 Plan will be exercisable at such price as may be fixed by the Compensation Committee, which may be less than the fair market value of the Common Stock at the time of grant. The fair market value of the Common Stock on April , 2002 was $ per share. No more than 5,000,000 shares of Common Stock (2,000,000 shares in the event that the reverse stock split proposal is approved and effected, see "Proposal III" below) may be subject to options granted to any employee or executive consultant under the 2002 Plan in any calendar year, with any unused portion thereof carried forward. Shares purchased pursuant to the exercise of options must be paid for at the time of exercise as follows: (i) in cash or by check, bank draft or money order;
(ii) if the shares are traded on a national securities exchange, through the delivery of instructions to a broker to deliver the purchase price; or (iii) on other terms acceptable to the Compensation Committee (which may include payment by transfer of shares of Common Stock owned by the participant for at least six months or the surrender of options).

     The Compensation Committee selects the optionees and sets the number of shares, the exercise price and the schedule of exercisability with regard to each option grant, subject to acceleration in the event of a Change in Control of the Company (as defined in the 2002 Plan). No option may be exercisable after the expiration of ten years from the date of its grant (or five years, in the case of ISOs granted to a Ten Percent Shareholder). No ISO may be transferred, assigned, pledged or hypothecated in any way except by will or under applicable laws of descent and distribution. NQSOs may be transferred to any family member (as defined in the 2002 Plan) of the participant for or without consideration.

     In consideration of the grant of options, each employee is required to agree not to engage, without the written consent of the Compensation Committee, in any Competitive Activity (as defined in the 2002 Plan) during the participant's employment by the Company, and in the event any options vest, for a period of one year following termination of employment. Options that were exercisable upon a participant's termination of employment or consultancy other than for cause remain exercisable following such termination for a period of:
(i) one year, in the case of death or disability, (ii) 90 days, in the case of retirement or termination other than for cause and (iii) in all other instances, 30 days following such termination, in each case subject to extension by the Compensation Committee. Options that were exercisable upon a participants' termination of employment or consultancy for cause are canceled upon such termination. Except as otherwise determined by the Compensation Committee, options that were not exercisable at the time of a participant's termination of employment or consultancy by the Company shall automatically be canceled upon such termination. The Compensation Committee has the discretion under the 2002 Plan to impose in a participant's option agreement such other conditions, limitations and restrictions as it determines are appropriate in its sole discretion, including any waivers of rights which a participant may have.

     The 2002 Plan provides for the Compensation Committee to have the right to make appropriate adjustments in the number and kind of securities receivable upon the exercise of options or the exercise price in the event of a stock split, stock dividend, merger, consolidation, reorganization, spinoff, partial or complete liquidation or other similar changes in the capital structure or other corporate transactions. The 2002 Plan also gives the Compensation Committee the option to terminate all outstanding options effective upon the consummation of a merger or consolidation in which the Company is not the surviving entity or of any other transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or upon the consummation of the sale or transfer of all of the Company's assets (any such event an "Acquisition Event"), subject to the right of participants, if such termination right is exercised, to exercise all outstanding options prior to the effective date of the Acquisition Event.

     The Compensation Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company under the 2002 Plan or another plan or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different purchase price. In addition, the Compensation Committee may place certain conditions on the shares upon exercise of an option.

     As of the date of this Proxy Statement approximately __________ key employees and no executive consultants are currently eligible to participate in the 2002 Plan. No options have yet been granted under the 2002 Plan.

     Persons deemed to be affiliates of the Company, i.e., persons who directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, the Company, must resell securities acquired under the 2002 Plan pursuant to a registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), Rule 144 under the Securities Act or an applicable exemption under the Securities Act.

     The Company is the issuer of the securities offered pursuant to the 2002 Plan. The shares of Common Stock of the Company issuable upon exercise of options granted under the 2002 Plan may be either authorized and unissued or reacquired shares of Common Stock of the Company. The 2002 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

     Amendment or Termination of the 2002 Plan. The Compensation Committee may terminate or amend the 2002 Plan, or amend any option under the 2002 Plan, at any time; provided that no such termination or amendment may materially impair a participant's rights under any option previously granted under the 2002 Plan without the consent of such participant.

     Option Grants. See "Option Grants" in part II of this Proxy Statement for a description of the options granted under the Company's plans.

     Federal Income Tax Consequences. The rules governing the tax treatment of options and shares acquired upon the exercise of options are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Under federal income tax law as currently in effect, neither ISOs nor NQSOs require a participant to recognize income at the time of grant. Upon the exercise of a NQSO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received over the aggregate exercise price. Subsequent appreciation or decline in the value of the shares will generally be treated as capital gain or loss on the sale or other disposition of the shares. With respect to an ISO, no income is recognized by the participant in connection with the exercise, although the excess of the fair market value of the

Common Stock at exercise over the aggregate exercise price results in alternative minimum income which is used in determining alternative minimum tax liability of the participant. The participant will be subject to taxation at the time shares acquired upon the exercise of an ISO are sold or otherwise disposed of. If the sale occurs at least two years after the date the ISO was granted and at least one year after the date it was exercised, the participant generally will recognize long-term capital gain or loss in an amount equal to the excess of the proceeds of the sale over the aggregate exercise price of the shares sold. If the participant disposes of such shares within two years of the date the ISO was granted or within one year of receipt of the shares pursuant to the exercise of the ISO, the participant will recognize ordinary income, in an amount equal to the excess of the fair market value of the shares on the date of the exercise over the exercise price or the gain on disposition, if lower. The excess, if any, of the amount realized upon disposition of such shares over the fair market value of the shares on the date of exercise will be long or short term capital gain, depending upon the holding period of the shares, providing the participant holds the shares as a capital asset at the time of disposition. If such disposition of the shares by the participant within two years of the date of grant of the ISO or one year of its exercise is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant, then the amount which is includable in the gross income of the participant shall not exceed the excess (if any) of the amount realized on the sale or exchange over the adjusted basis of such shares.

     The Company's tax consequences will also depend upon whether an option is an ISO or a NQSO. In the case of a NQSO, the Company will generally be entitled, subject to the possible application of Sections 162(m) discussed below, to a deduction in connection with the participant's exercise in an amount equal to the income recognized by the participant. If the Option is an ISO, however, the Company will not be entitled to a deduction if the participant satisfies holding period requirements and recognizes capital gain. If those requirements are not satisfied, the Company will generally be entitled to a deduction corresponding to the ordinary income recognized by the participant, subject to the possible application of Section 162(m) of the Code as discussed below.

     Section 162(m) of the Code precludes a publicly held corporation from claiming a compensation deduction for compensation in excess of $1 million paid to the chief executive officer or any of the four most highly compensated executive officers other than the chief executive officer required to be shown in the Summary Compensation Table. This limitation does not apply, however, to "qualified performance-based compensation." Because the Compensation Committee members are affiliated with the Company's principal stockholders and those stockholders have reportable related-party transactions with the Company, compensation from the exercise of options may not qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code.

                  Management recommends a vote FOR Proposal II.

                                  PROPOSAL III

          APPROVAL OF THE ONE-FOR-TWO AND ONE-HALF REVERSE STOCK SPLIT

     The Company's Board of Directors proposes an amendment to the Company's Certificate of Incorporation to effectuate a one-for-two and one-half reverse stock split of the issued and outstanding Common Stock. The reverse stock split will be accomplished by reclassifying all of the issued and outstanding shares of Common Stock into a proportionally fewer number of shares of Common Stock, at a 2.5:1 ratio.

     The approval of a majority of the Company's stockholders present or represented by proxy and entitled to vote at the Meeting is required for the approval of the proposed reverse stock split. Upon approval of this proposal by the stockholders, the Board of Directors will decide if and when to effect the reverse stock split.

Reasons for the Proposed Reverse Stock Split

     The Board of Directors believes that per share market prices of a common stock can affect its acceptability by portions of the financial community and the investing public. The number of shares of a stock outstanding should not, by itself, affect its marketability, the type of investor who acquires it or the Company's reputation in the financial community. However, certain types of investors look upon lower priced stocks as possibly speculative in nature and, as a matter of policy, avoid investment in such stocks. Marketability of lower-priced shares can also be adversely affected by the reluctance of many leading brokerage firms to recommend these stocks to their clients. While the Company cannot assure you that the price of the common stock after the reverse stock split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposed stock reverse stock split is intended to result in a price level for the common stock that will maintain and enhance investor interest.

Principal Effects

     The principal effects of the proposed reverse stock split would be the following:

     Number of Shares Outstanding. As of April 2, 2002, 167,997,131 shares of Common Stock were issued and outstanding and 132,002,869 shares were unissued. The reverse stock split will not alter the number of shares of Common Stock that the Company is authorized to issue but will only reduce the number of shares of Common Stock issued and outstanding.

     Options. In addition, the Company has previously issued options which, if exercised, would require the Company to issue an additional 2,713,236 shares of Common Stock. All options would be adjusted on a one-for-two and one-half basis, such that the number of shares of Common Stock to be issued upon exercise of the options would be reduced from 2,713,236 shares to approximately 1,085,294 shares. The exercise price for each option would also be increased in accordance with the terms of each option.

     General. The proposed reverse stock split would not affect the proportionate equity interest in the Company of any holder of Common Stock. The proposed reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act of 1934 or the listing of the Common Stock on the New York Stock Exchange.

     There are certain advantages and disadvantages of voting for a reverse stock split, including:

     o The Board of Directors believes that per share market prices of a company's stock can affect its acceptability by portions of the financial community and the investing public. The number of shares of a stock outstanding should not, by itself, affect its marketability, the type of investor who acquires it or the company's reputation in the financial community. However, certain types of investors look upon lower priced stocks as possibly speculative in nature and, as a matter of policy, avoid investment in such stocks. Marketability of lower-priced shares can also be adversely affected by the reluctance of many leading brokerage firms to recommend these stocks to their clients. The proposed reverse stock split is intended to result in a price level for the Common Stock that will maintain and enhance investor interest.

     o Theoretically, the overall value of the Company will not change as a result of the reverse stock split so that reducing the number of shares outstanding by a factor of two and one-half would increase the per-share price by a value of two and one-half. There is no mathematical certainty as to the increase in the price per share that might be expected as a result of the reverse stock split, and there can be no assurance that the per-share price will increase proportionately to the reverse stock split. If the per-share price increases by a factor less than the one-for-two and one-half reverse stock split, then the overall market capitalization of the Company (its total market value) will be reduced.

     o The reverse stock split will reduce our outstanding Common Stock to approximately 67,198,332 shares. This reduced number of shares could result in decreased liquidity in the trading market and potential mismatches between supply and demand in the market for the common stock at any given time, which could result in changes in the trading price unrelated to the activities or prospects of the Company.

     The reverse stock split may leave certain stockholders with one or more "odd lots" of the Company's Common Stock, i.e., stock in amounts of less than 100 shares. These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

     The following table illustrates the principal effects of the proposed reverse stock split discussed in the preceding paragraphs (share information as of April 2, 2002):

Number of Shares
of Common Stock                        Prior To Reverse Stock Split              After Reverse Stock Split
---------------                        ----------------------------              -------------------------
Authorized                             300,000,000                               300,000,000

Outstanding                            167,997,131                               67,198,852

Shares of Common Stock Subject to
Options                                2,713,236                                 1,085,294
Total Fully-Diluted                    170,710,367                               68,284,146

     Assuming the proposed amendment to the Certificate affecting the reverse stock split is approved, a Certificate of Amendment amending the Restated Certificate is expected to be filed with the Secretary of State of the State of Delaware. The amendment and the proposed reverse stock split would become effective upon the date of filing (the "effective date"). The Company expects to file the Certificate of Amendment as promptly as possible after approval at the meeting.

Exchange of Stock Certificates

     As soon as possible after approval is obtained, holders of Common Stock will be notified and requested to surrender their present Common Stock certificates for new certificates representing the number of whole shares of Common Stock after the reverse stock split.

     The Company expects that its transfer agent will act as the exchange agent for the reverse stock split. As soon as practicable after the effective date, the Company would notify its stockholders that the reverse stock split has been implemented. Each stockholder will receive a letter of transmittal requesting stockholders to exchange their stock certificates for stock certificates reflecting the appropriately adjusted number of shares. For shares held in brokerage accounts or "street" name, stockholders will not need to take any further actions to exchange their certificates. The Company will not issued new certificates until stockholders have first surrendered their outstanding certificate(s) together with the properly completed and executed transmittal letter to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and would represent the ad-justed number of shares based on the 2.5-for-1 exchange ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until you receive a letter of transmittal.

Fractional Share Procedures

     No fractional shares, or certificates representing such fractional interests, will be issued as a result of the reverse stock split. With respect to any stockholder holding a number of shares of Common Stock (immediately prior to the reverse stock split) not evenly divisible by 2.5, the fractional interests otherwise issuable to such stockholder in the reverse stock split ("fractional interests") will be covered by an arrangement to be implemented by the Company in accordance with Section 155 of the DGCL (such arrangement being referred to herein as the "Fractional Share Procedures"). (DGCL Section 155 specifies alternative procedures that may be used by a corporation that elects not to issue fractional shares.) Under the Fractional Share Procedures, as more fully described below, all fractional interests will be "bundled" and sold by the exchange agent.

     The Company will deposit with the exchange agent that number of shares of Common Stock as is equal to the aggregate number of fractional interests, rounded upwards to the next whole number. The exchange agent will use its commercially reasonable efforts to sell such shares in brokers' transactions at the highest prevailing market prices it is able to obtain, and will remit to each such holder, upon receipt by the exchange agent of the transmittal documents, its pro rata share in cash of the aggregate proceeds received therefor, based on such holder's fractional interest compared to the fractional interests of all holders, net of commissions. The Company will not make any payment to holders in respect of fractional interests. The Company will not determine or influence the bid or sale price for such shares. The Company will pay the exchange agent a flat fee to cover the costs of the Fractional Share Procedures. No action will be required by any stockholder with respect to any of the foregoing procedures.

     No assurance can be given that there will be a market for such bundled shares; that the exchange agent will be successful in marketing and selling such shares on behalf of the holders thereof; or that the consideration, if any, received by such holder in exchange for its fractional interest, will be equal to the corresponding percentage of a share of Common Stock represented by such fractional interest at prevailing market prices.

Changes in Stockholders' Equity

     The Company's stated capital, which consists of the par value per share of Common Stock, multiplied by the number of shares of Common Stock issued, will be reduced by approximately $________ to approximately $________. Consequently, the Company's additional paid-in capital, which consists of the difference between stated capital and the aggregate amount paid to the Company upon our issuance of all currently outstanding Common Stock, will be increased by approximately $________ to $________.

Federal Income Tax Consequences

     The following is a general discussion of certain federal income tax consequences of the proposed reverse stock split of the Common Stock, and is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Holders of Common Stock are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the proposed reverse stock split.

     The proposed reverse stock split is intended to be a tax-free recapitalization for the Company and its stockholders. The new shares of Common Stock in the hands of a stockholder will have an aggregate basis for computing gains or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the proposed reverse stock split.

     A stockholder's holding period for the new shares of Common Stock will be the same as the holding period for the shares of Common Stock exchanged therefor.

     With respect to fractional interests sold pursuant to the Fractional Share Procedures, a holder will recognize gain or loss equal to the difference, if any, between the holder's basis allocated to the fractional interest sold and the amount of cash received therefor. The gain or loss will be a capital gain or loss if the holder held Common Stock as a capital asset at the effective time.

        Management recommends a vote FOR the approval of an amendment to the Company's certificate of incorporation to effect
                 a one-for-two and one-half reverse stock split.

                        CHANGES IN CERTIFYING ACCOUNTANT

     On April 10, 2001, the Company notified Arthur Andersen LLP that it was changing its independent accountants to PricewaterhouseCoopers LLP for the fiscal year ending December 31, 2001. The Audit Committee of the Board of Directors and the Board of Directors of the Company approved the decision to replace Arthur Andersen LLP. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 was filed on April 2,

2001. It included financial statements covering each of the past two fiscal years ended December 31, 2000 and December 25, 1999, accompanied by the report of Arthur Andersen LLP. Such report did not include any adverse opinion or disclaimer of opinion, or any qualification as to audit scope or accounting principles.

     During the fiscal years ended December 31, 2000 and December 25, 1999 and through the date of this proxy statement, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope. During this period, there were also no disagreements which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of such disagreement in their reports on the financial statements for such years.

     During the fiscal years ended December 31, 2000 and December 25, 1999, PricewaterhouseCoopers LLP has not been engaged as an independent accountant to audit either the financial statements of the Company or any of its subsidiaries, nor has it been consulted regarding the application of the Company's accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

     As a result of its 1999 audit, Arthur Andersen LLP reported material weaknesses in the Company's internal control systems. The identified conditions specifically related to four of the Company's foreign locations, most of which were recently acquired. These weaknesses were primarily attributable to the effects of implementing a new computer system as part of the Company's acquisition integration strategy and Year 2000 compliance efforts. Issues at these locations primarily related to the detail records supporting the general ledger and staff training needs. As a result, in 2000, the Company committed significant resources to addressing the issues, including the re-implementation of certain systems, implementing an internal audit function and replacing controllers at three of the four locations. The Company made significant progress in addressing these issues; however Arthur Andersen LLP continued to report material weaknesses following its 2000 audit because two of these four foreign locations were assessed as continuing to have similar material weaknesses as in 1999. Improvement efforts at these locations were hampered by personnel turnover and continuing acquisition integration efforts.

     Arthur Andersen did not modify its report on the Company's 1999 and 2000 audited financial statements as a consequence of these material weaknesses.

     The Company is continuing its efforts to address these matters and believes that it has corrected all these matters during 2001.

                              STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal for action to be included in the proxy materials for the Company's Year 2003 Annual Meeting must submit such proposal so that it is received by the Secretary of the Company not later than December 21, 2002. Proposals must be in writing and sent via registered, certified or express mail. Facsimile or other forms of electronic submissions will not be accepted.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     The federal proxy rules specify what constitutes timely submission for a stockholder proposal to be included in the Proxy Statement, as discussed above under "STOCKHOLDER PROPOSALS." If a stockholder desires to bring business before an annual meeting which is not the subject of a proposal timely submitted for inclusion in the Proxy Statement, the stock-holder must follow procedures outlined in the Company's bylaws. A copy of these bylaw procedures is available upon request from the Secretary of the Company, 250 Stephenson Highway, Troy, Michigan 48098. One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the annual meeting. Notice must be received not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (which is between January 15, 2003 and February 14, 2003 for the purposes of the Year 2003 Annual Meeting); provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever occurs first. It should be noted that those bylaw procedures govern proper submission of business to be put before an annual meeting and do not preclude discussion by any stockholder of any business properly brought before an annual meeting.

     For a description of the requirements for recommending director candidates for consideration to the Nominating Committee, see "Information as to Nominees and Other Directors--Committees of the Board." If a stockholder wants to nominate a person for election to the Board of Directors other than a director nominated by the Nominating Committee, notice of the proposed nomination must be delivered to or mailed and received by the Secretary of the Company at the address set forth in the previous paragraph by the time periods set forth in the previous paragraph in the case of an annual meeting and, in the case of a special meeting called for the purpose of electing directors, by the close of business on the tenth day following the day on which public disclosure of the date of the special meeting was made. The bylaw provision contains other requirements for notice and a copy thereof is available upon request from the Secretary of the Company.

                                  ANNUAL REPORT

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including financial statements and financial statement schedules, is being sent to the stockholders of the Company as a part of the 2001 Annual Report to Stockholders.

     The Annual Report on Form 10-K (and any of the financial statements contained therein) is not to be considered filed as part of this Proxy Statement or deemed soliciting material.

                                  OTHER MATTERS

     As of the date of mailing this Proxy Statement, the Company has received no notice of any other matters to be brought by a stockholder before the Meeting. Accordingly, no other matters may be brought before the Meeting, unless the Company in its sole discretion waives the advance notice bylaw provision discussed above or unless the matter is incident to the conduct of the Meeting. If the Company in its sole discretion waives the advance notice bylaw provision or there is a matter incident to the conduct of the Meeting and consequently a matter not described in this Proxy Statement properly comes before the Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with their best judgment unless a stockholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters.

                                   By Order of the Board of Directors,

                                   /s/ RONALD T. LINDSAY
                                   RONALD T. LINDSAY
                                   Secretary

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. NO POSTAGE STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.

                                                                      Appendix A











--------------------------------------------------------------------------------

                          COLLINS & AIKMAN CORPORATION

                         2002 EMPLOYEE STOCK OPTION PLAN

--------------------------------------------------------------------------------
















                                                       As Adopted March 28, 2002

                          Collins & Aikman Corporation

                         2002 Employee Stock Option Plan

                            (Adopted March 28, 2002)


I.   Purposes of the Plan

     The purposes of this 2002 Employee Stock Option Plan (the "Plan") are to enable Collins & Aikman Corporation (formerly Collins & Aikman Holdings Corporation) (the "Company") and Related Persons (as defined herein) to attract, retain and motivate the employees and consultants who are important to the success and growth of the business of the Company and Related Persons and to create a long-term mutuality of interest between the Key Employees and Executive Consultants (as defined herein) and the stockholders of the Company by granting the Key Employees and Executive Consultants options to purchase Common Stock (as defined herein). This document shall supersede all other material describing this Plan, including, but not limited to, prior drafts hereof and any documents incorporating the terms and provisions of any such prior drafts.

II.  Definitions

     In addition to the terms defined elsewhere herein, for purposes of this Plan, the following terms will have the following meanings when used herein with initial capital letters:

     A. "Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

     B. "Board" means the Board of Directors of the Company.

     C. "Cause" means that the Committee shall have determined that any of the following events has occurred: (1) an act of fraud, embezzlement, misappropriation of business or theft committed by a Participant in the course of his or her employment or consultancy or any intentional or gross negligent misconduct of a Participant which injures the business or reputation of the Company or Related Persons; (2) intentional or gross negligent damage committed by a Participant to the property of the Company or Related Persons; (3) a Participant's willful failure or refusal to perform the customary duties and responsibilities of his or her position or consultancy with the Company or Related Persons; (4) a Participant's breach of fiduciary duty, or the making of a false representation, to the Company or Related Persons; (5) a Participant's material breach of any covenant, condition or obligation required to be performed by him or her pursuant to this Plan, the Option Agreement or any other agreement between him or her and the Company or Related Persons or a Participant's intentional or gross negligent violation of any material written policy of the Company or Related Persons; (6) a Key Employee's willful failure or refusal to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company; or (7) commission by a Participant of a felony or a crime involving moral turpitude. Cause shall be deemed to exist as of the date any of the above events occur even if the Committee's determination is later and whether or not such determination is made before or after Termination of Employment or Termination of Consultancy.

     D. "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute).

     E. "Committee" means such committee, if any, appointed by the Board to administer the Plan, consisting of two or more directors as may be appointed from time to time by the Board. If the Board does not appoint a committee for this purpose, "Committee" means the Board.

     F. "Common Stock" means the common stock of the Company, par value $.01 per share, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

     G. "Company" means Collins & Aikman Corporation, a Delaware corporation.

     H. "Competitive Activity" means (a) being employed by, consulting to or being a director of any business, or engaging directly or indirectly in any business activity, that is competitive with any material business of any of the Company, a Related Person or of the division that the Participant is or was employed by or (b) soliciting for employment or consulting, employing or retaining, or assisting another Person to employ or retain, directly or indirectly, any employees of the Company or Related Persons or any Person who was an employee of the Company or Related Persons in the prior six months, provided, however, that employing or retaining, or assisting another Person to employ or retain, any Person whose employment or consultancy with the Company or a Related Person has been terminated without Cause by the Company or any Person that is non-exempt under the Federal Fair Labor Standards Act, 29 USC ss. 213(a)(1), shall not be considered Competitive Activity.

     I. "Disability" means a permanent and total disability, as determined by the Committee in its sole discretion. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

     J. "Executive Consultants" shall mean executive-level consultants of the Company or Related Persons, as determined by the Committee; provided, however, that no managing director, general partner, limited partner, director, officer or employee of Heartland Industrial Partners, L.P. that is a director of the Company will be eligible to participate in the Plan.

     K. "Fair Market Value" shall mean, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales prices reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradeable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set by the Committee based upon its assessment of the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell (without giving effect to any discount for a minority interest or any restrictions on transferability or any lack of liquidity of the stock).

     L. "Incentive Stock Option" shall mean any Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     M. "Incumbent Board" means the individuals who, as of the Effective Date, constitute the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

     N. "Key Employee" means any person who is an executive officer or other valuable employee of the Company or a Related Person, as determined by the Committee. A Key Employee may, but need not, be an officer or director of the Company or a Related Person.

     O. "Non-Qualified Stock Option" shall mean any Option awarded under this Plan that is not an Incentive Stock Option.

     P. "Option" means the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan.

     Q. "Participant" means a Key Employee or Executive Consultant who is granted Options under the Plan which Options have not expired; provided, however, that any Executive Consultant shall be a Participant for purposes of the Plan solely with respect to grants of Non-Qualified Stock Options and shall be ineligible for Incentive Stock Options.

     R. "Person" means any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

     S. "Related Person or Related Persons" means (a) any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code or (b) any corporation that is defined as a parent corporation in Section 424(e) of the Code. An entity shall be deemed a Related Person only for such periods as the requisite ownership relationship is maintained.

     T. "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

     U. "Share" means a share of Common Stock.

     V. "Ten Percent Shareholder" shall mean a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the Code.

     W. "Termination of Consultancy" with respect to an individual means that individual is no longer acting as an Executive Consultant to the Company or a Related Person. In the event an entity shall cease to be a Related Person, there shall be deemed a Termination of Consul-tancy of any individual who is not otherwise an Executive Consultant of the Company or another Related person at the time the entity ceases to be a Related Person.

     X. "Termination of Employment" with respect to an individual means that individual is no longer actively employed by the Company or a Related Person on a full-time basis, irrespective of whether or not such employee is receiving salary continuance pay, is continuing to participate in other employee benefit programs or is otherwise receiving severance type payments. In the event an entity shall cease to be a Related Person, there shall be deemed a Termination of Employment of any individual who is not otherwise an employee of the Company or another Person at the time the entity ceases to be a Related Person. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee.

     Y. "Termination of Relationship" means a Termination of Consultancy or a Termination of Employment where the individual is no longer a consultant to, or employee of, the Company.

III. Effective Date

     The Plan became effective on March 28, 2002 (the "Effective Date"), subject to approval by the shareholders of the Company at its next annual general meeting of shareholders.

IV.  Administration

     A. Duties of the Committee. The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Options under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to determine the consideration to be received by the Company in exchange for the grant of the Options; to determine whether and to what extent Incentive Stock Options and Non-Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more Key Employees and to determine whether and to what extent Non-Qualified Stock Options are to be granted hereunder to one or more Executive Consultants; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Any determination, action or conclusion of the Committee shall be final, conclusive and binding on all parties.

     B. Advisors. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

     C. Indemnification. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law, the Certificate of Incorporation and By-Laws of the Company, each such officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Related Persons.

     D. Meetings of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed from the Committee at any time either with or without cause by resolution adopted by the Board and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

     E. Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company and Related Persons, directors, officers and other employees of the Company and Related Persons, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

V.   Shares; Adjustment Upon Certain Events

     A. Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available, at the sole discretion of the Committee, either from authorized but unissued Shares or from Shares reacquired by the Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, the Company shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

     B. Number of Shares. Subject to adjustment as provided in this Article V, the maximum aggregate number of Shares that may be issued under the Plan shall be 16,000,000. If Options granted under this Plan are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Options shall again be available for the grant of Options, subject to the foregoing limit.

     C. Adjustments; Recapitalization, etc. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Related Persons, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The Committee may make or provide for such adjustments in the maximum number of Shares specified in Article V(B) and VI(A), in the number of Shares covered by outstanding Options granted hereunder, and/or in the Purchase Price (as hereinafter defined) applicable to such Options or such other adjustments in the number and kind of securities or other property received upon the exercise of Options, as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or to otherwise recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of a merger or consolidation in which Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company's assets (the foregoing being referred to as "Acquisition Events"), then the Committee may in its sole discretion terminate all outstanding Options effective as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all the Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of shares and/or other securities or property subject to Options theretofore granted or the Purchase price (as hereinafter defined).

VI.  Awards and Terms of Options

     A. Grant. The Committee may grant Non-Qualified Stock Options or Incentive Stock Options, or any combination thereof to Key Employees and may grant Non-Qualified Stock Options to Executive Consultants, provided, that the maximum number of Shares with respect to which Options may be granted to any Key Employee or Executive Consultant during any calendar year may not exceed 5,000,000. To the extent that the maximum number of authorized Shares with respect to which Options may be granted are not granted in a particular calendar year to a Participant (beginning with the year in which the Participant receives his or her first grant of Options hereunder), such ungranted Options for any year shall increase the maximum number of Shares with respect to which Options may be granted to such Participant in subsequent calendar years during the term of the Plan until used. Any Incentive Stock Option shall be granted within ten years of the date the Plan is adopted by the Board or approved by shareholders, whichever is earlier. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. Each Option shall be evidenced by an Option agreement (the "Option Agreement") in such form as the Committee shall approve from time to time.

     B. Exercise Price. The purchase price per Share (the "Purchase Price") deliverable upon the exercise of a Non-Qualified Stock Option shall be determined by the Committee and set forth in a Participant's Option Agreement. The Purchase Price deliverable upon the exercise of an Incentive Stock Option shall be determined by the Committee and set forth in a Participant's Option Agreement but shall be not less than 100% of the Fair Market Value of a Share at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the Purchase Price shall be no less than 110% of the Fair Market Value of a Share.

     C. Number of Shares. The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion.

     D. Exercisability. At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise. No Option shall be exercisable after the expiration of ten years from the date of grant; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Shareholder may not exceed five years. Each Option shall be subject to earlier termination as provided in
Article VII below.

     E. Acceleration of Exercisability. Unless otherwise provided in the Participant's Option Agreement, all Options granted and not previously exercisable shall become fully exercisable immediately upon a Change of Control (as defined herein). For this purpose, a "Change of Control" shall be deemed to have occurred upon:

          (a) an acquisition by any individual, entity or group (within the meaning of Section 13d-3 or 14d-1 of the Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, including, but not limited to, by merger, consolidation or similar corporate transaction or by purchase; excluding, however, the following:
     (x) any acquisition by the Company, Related Persons, Heartland Industrial Partners, L.P., any group of which Heartland Industrial Partners, L.P. is a member, or an affiliate of any of the foregoing, or (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or Related Persons; or

          (b) the approval of the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of more than 80% of the gross assets of the Company and Related Persons on a consolidated basis (determined under generally accepted accounting principles as determined in good faith by the Committee);
     ex-
     cluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners of the outstanding Shares immediately prior to such sale or other disposition, (y) no Person (other than the Company, Related Persons, and any employee benefit plan (or related trust) of the Company or Related Persons or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the outstanding Shares) will beneficially own, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

     F. Exercise of Options.

     1. A Participant may elect to exercise one or more Options by giving written notice to the Committee of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of Shares for which the Options are being exercised; provided, however, that, in the case of a notice of exercise delivered to the Committee by facsimile, such payment may be made by delivery of payment to the Committee on the business day next following the date on which such notice of exercise is delivered (such delivery being deemed to have been duly made if the Participant giving such facsimile notice shall have dispatched such payment by a nationally recognized overnight courier service guaranteeing delivery on such next business day, provided such payment is actually received by the Company).

     2. Shares purchased pursuant to the exercise of Options shall be paid for as follows:

          (a) in cash or by check, bank draft or money order payable to the order of the Company;

          (b) if the Shares are traded on a national securities exchange, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Purchase Price; or

          (c) on such other terms and conditions as may be acceptable to the Committee (which may include payment in full or in part by the transfer of Shares which have been owned by the Participant for at least 6 months or the surrender of Options owned by Participant) and in accordance with applicable law.

     3. Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

     G. Non-Competition and Other Provisions. In consideration of the grant of Options, by accepting the grant of Options the Participant agrees during employment and, in the event any Options vest, for a period ending one year following the date of the Participant's Termination of Employment, not to engage in any Competitive Activity, except to the extent consented to by the Committee in writing. Each Participant by accepting a grant of Options hereunder acknowledges that the Company or a Related Person will suffer irreparable harm in the event such Participant engages in any Competitive Activity during this period, and agrees that in addition to its remedies at law, the Company and a Related Person shall be entitled to injunctive relief as a consequence of a violation or threatened violation of this covenant. Notwithstanding the foregoing, nothing in this Plan shall prohibit or penalize ownership by a Participant of the shares of a business that is registered under Section 12 of the Act and constitutes, together with all such shares owned by any immediate family member or affiliate of, or person acting in concert with, such Participant, less than 2% of the outstanding registered shares of such business. The Committee will have the discretion to impose in a Participant's Option Agreement such other conditions, limitations and restrictions as it determines are appropriate in its sole discretion, including any waivers of rights which a Participant may have.

     H. Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

     To the extent permitted under Section 422 of the Code, or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if (i) a Participant's employment with the Company or Related Person is terminated by reason of death, Disability, retirement or termination without Cause, and (ii) the portion of any Incentive Stock Option that would be exercisable during the post-termination period, specified under Article VII but for the $100,000 limitation currently contained in Section 422(d) of the Code, is greater than the portion of such Stock Option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated for any reason, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

     I. Modification or Exchange of Options. Within the limitations of the Plan and subject to Section X.B hereof, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company under this Plan or another plan or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Purchase Price.

VII. Effect of Termination of Relationship

     A. Death, Disability, Retirement, etc. Except as otherwise provided in the Participant's Option Agreement, upon Termination of Relationship, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Relationship (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Relationship) shall remain exercisable by the Participant to the extent not exercised for the following time periods, or, if earlier, the prior expiration of the Option in accordance with the terms of the Plan and grant:

          1. In the event of the Participant's death or Disability, such Options shall remain exercisable by the Participant (or by the Participant's estate or by the person given authority to exercise such Options by the Participant's will or by operation of law) for a period of one year from the date of the Participant's death or Disability, provided that the Committee, in its sole discretion, may at any time extend such time period.

          2. In the event the Participant retires from employment at or after age 65 (or, with the consent of the Committee or under an early retirement policy of the Company or a Related Person, before age 65), or if the Participant's employment is terminated by the Company or a Related Person without Cause, such Options shall remain exercisable for 90 days from the date of the Participant's Termination of Employment, provided that the Committee, in its sole discretion, may at any time extend such time period.

     B. Cause. Except as other provided in the Participant's Option Agreement, upon the Termination of Relationship of a Participant for Cause, or if the Company or a Related Person obtains or discovers information after Termination of Relationship that such Participant had engaged in conduct that would have justified a Termination of Relationship for Cause during employment or consultancy, all outstanding Options of such Participant shall immediately be canceled.

     C. Other Termination. Except as other provided in the Participant's Option Agreement, in the event of Termination of Relationship for any reason other than as provided in Article VII(A) or VII(B), all outstanding Options not exercised by the Participant prior to such Termination of Relationship shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of 30 days after such termination, provided that the Committee, in its sole discretion, may at any time extend such time period.

     D. Cancellation of Options. Except as otherwise provided in Article VI(E) or as otherwise provided in the Participant's Option Agreement, no Options that were not exercisable during the period of employment or consultancy shall thereafter become exercisable upon a Termination of Relationship for any reason or no reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Relationship, unless the Committee determines in its sole discretion that such Options shall be exercisable.

VIII. Transferability of Options

     Except as provided in this Article VIII, each Option granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Participant's lifetime, only by the Participant. A Non-Qualified Stock Option may be transferred to any family member (as hereinafter defined) of the Participant for or without consideration. For purposes of this Article VIII, "family member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or em-ployee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

IX.  Rights as a Stockholder

     A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant's Option until such Participant (or permitted transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided in this Plan.

X.   Termination, Amendment and Modification

     A. General Amendments. The Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XII), or suspend or terminate it, in whole or in part, retroactively or otherwise; provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Options granted prior to such amendment, suspension or termination, may not be materially impaired without the consent of such Participant and, provided, further, without the approval of the stockholders of the Company entitled to vote, no amendment may be made which would require the approval of the stockholders of the Company for listing of the Shares issuable upon exercise of the Options on the New York Stock Exchange.

     B. Option Amendments. The Committee may amend the terms of any Option granted, prospectively or retroactively, but no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant's consent.

XI.  Use of Proceeds

     The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of Company and used for its general corporate purposes as the Board shall determine.

XII. General Provisions

     A. Right to Terminate Employment. Neither the adoption of the Plan nor the grant of Options shall impose any obligation on the Company or Related Persons to continue the employment of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company or Related Persons.

     B. Purchase for Investment. If the Board or the Committee determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant's own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written option, satisfactory in form and substance to the Company, from counsel acceptable to the Company as to the availability of such exception.

     C. Trusts, etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by Company in connection with the Plan shall continue to be part of the general funds of Company, and no individual or entity other than Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of Company.

     D. Notices. Any notice to the Company required by or in respect of this Plan will be addressed to the Company at 250 Stephenson Highway, Troy, MI 48083,
Attention: Sr. Vice President, Human Resources, or such other place of business as shall become the Company's principal executive offices from time to time, or sent to the Company by facsimile to (248) 824-1613, Attention: Sr. Vice President, Human Resources, or to such other facsimile number as the Company shall notify each Participant. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any such notice to the Participant will, if the Company has received notice that the Participant is then deceased, be given to the Participant's executor, administrator or personal representative if such representative has previously informed the Company of his status and address (and has provided such reasonable substantiating information as the Company may request) by written notice under this Section. Any notice required by or in respect of this Plan will be deemed to have been duly given when delivered in person or when dispatched by telegram or, in the case of notice to the Company, by facsimile as described above, or one business day after having been dispatched by a nationally recognized overnight courier service or three business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid. The Company assumes no responsibility or obligation to deliver any item mailed to such address that is returned as undeliverable to the addressee and any further mailings will be suspended until the Participant furnishes the proper address.

     E. Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

     F. Payment to Minors, etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

     G. Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

     H. Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware.

     I. Section 162(m) Deduction Limitation. The Committee at any time may in its sole discretion limit the number of Options that can be exercised in any taxable year of the Company, to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision), provided that the Committee may not postpone the earliest date on which Options can be exercised beyond the last day of the stated term of such Options.

     J. Section 16(b) of the Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

     K. Lock-Up. The Committee may, in its discretion, provide in an agreement evidencing an Option granted hereunder for restrictions on transfer of Shares obtained on exercise of an Option.

XIII. Issuance of Stock Certificates; Legends; Payment of Expenses

     A. Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by Company in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

     B. Legends. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its sole discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between Company and the Participant with respect to such Shares.

     C. Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

XIV. Listing of Shares and Related Matters

     If at any time the Board or the Committee shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of Options or the award or sale of Shares under the Plan, no Option grant shall be effective and no Shares will be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

XV.  Withholding Taxes

     The Company shall have the right to require prior to the issuance or delivery of any shares of Common Stock payment by the Participant of any Federal, state or local taxes required by law to be withheld.

     The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable. A person required to file reports under Section 16(a) of the Exchange Act with respect to securities of the Company may elect to have a sufficient number of shares of Common stock withheld to fulfill such tax obligations (hereinafter a "Withholding Election") only if the election complies with such conditions as are necessary to prevent the withholding of such shares from being subject to
Section 16(b) of the Exchange Act. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

                                                                      Appendix B


PROXY

                          COLLINS & AIKMAN CORPORATION

     This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 16, 2002 and any adjournment or postponement thereof

     The undersigned hereby appoints Thomas E. Evans and Ronald T. Lindsay (the "Agents") as proxies (each with the power to act alone and to appoint a substitute) and hereby authorizes each of them to represent and to vote, as designated hereon, all the shares of Common Stock, par value $0.01 per share, of Collins & Aikman Corporation (the "Company") held of record by the undersigned at the close of business on April 2, 2002 at the Annual Meeting of Stockholders of the Company to be held on May 16, 2002 at 11:00 a.m., Eastern Daylight Savings Time, and at any adjournment or postponement thereof on the proposals referred to below.

     This Proxy, when executed, will be voted in accordance with the specifications hereon. In the absence of such specifications, this Proxy will be voted FOR Proposal I and if any nominee shall be unavailable to serve as a director, this proxy will be voted for the election of such other person or persons as the Nominating Committee of the Board of Directors or the Company may select.

     The Board of Directors recommends a vote FOR Proposal.

     The undersigned hereby revokes any proxies heretofore given and directs the Agents to vote as follows:

     1. Proposal I: Election of the following nominees as Directors: Warren B. Rudman, Samuel Valenti, III, David C. Dauch, Marshall A. Cohen and Cynthia L. Hess.


     / / FOR all nominees (except    / / WITHHOLD AUTHORITY for    / / If you wish to withhold (for authority to vote
     as indicated)                   all nominees                  for any nominee(s), write his (their) name(s)
                                                                   on the lines below.

                                                                   --------------------------------------

                                                                   --------------------------------------

                                                                   --------------------------------------

     2.   Proposal II: Approval of the Company's 2002 Employee Stock Option
          Plan.

     / /   FOR              / / AGAINST          / / ABSTAIN


             (Continued and to be signed and dated on reverse side)

     3. Proposal III: Approval of the one-for-two and one-half reverse stock split (to be effected pursuant to the Certificate of Amendment of the Restated Certificate of Incorporation attached hereto as Annex A.

     / / FOR              / / AGAINST          / / ABSTAIN

     In their discretion, the Agents are authorized to vote on any other matters as may properly come before the meeting or any adjournment or postponement thereof.

     The undersigned hereby ratifies and confirms all that these Agents may do by virtue hereof and hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and the Proxy Statement.

Dated: _____________, 2002
Signature(s)* _____________

* Please sign your name(s) exactly as if (they) appear(s) opposite. When shares are held by joint owners, all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and indicate title. If a partnership, please sign in partnership name by authorized person and indicate title.

Please mark, sign, date                     Votes should be indicated
and return this Proxy Card                  (x) in black or blue ink.
promptly using the
enclosed envelope.